Exhibit 10.15

EXECUTION COPY

AMENDED AND RESTATED
CREDIT AGREEMENT

by and among

COVENANT ASSET MANAGEMENT, INC.,
as Borrower,

COVENANT TRANSPORT, INC.

BANK OF AMERICA, N.A.,
as Agent and as Lender

and

THE LENDERS PARTY HERETO FROM TIME TO TIME

December 16, 2004

BANC OF AMERICA SECURITIES LLC,
as Sole Lead Arranger and Sole Book Manager,

AMENDED AND RESTATED
CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 16, 2004 (the “Agreement”), is made by and among COVENANT ASSET MANAGEMENT, INC., a Nevada corporation (the “Borrower”), COVENANT TRANSPORT, INC., a Nevada corporation and the owner of 100% of the issued and outstanding common stock of the Borrower (the “Parent”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender (“Bank of America”), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 13.1 (hereinafter such financial institutions may be referred to individually as a “Lender” or collectively as the “Lenders”), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 12.7, the “Administrative Agent”);

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent, the lenders party thereto, and Bank of America, as agent, are parties to that certain Credit Agreement dated as of December 13, 2000, as amended by (i) that certain Amendment No. 1 to Credit Agreement dated as of August 28, 2001, (ii) that certain Amendment No. 2 to Credit Agreement dated as of February 26, 2003, (iii) that certain Amendment No. 3 to Credit Agreement dated as of June 11, 2003, and (iv) that certain Amendment No. 4 to Credit Agreement dated as of December 1, 2003 (as further amended or modified from time to time prior to the date hereof, the “Existing Credit Agreement”) pursuant to which such lenders originally agreed to provide the Borrower with a revolving credit facility of up to $100,000,000, including a letter of credit subfacility of up to $70,000,000 and a swingline facility of up to $5,000,000;

WHEREAS, the Borrower and the Parent have requested that the Existing Credit Agreement be amended and restated in order to, among other things, extend the maturity date of the revolving credit facility, increase the potential maximum amount of the revolving credit facility from the amount in effect as of the date hereof under the Existing Credit Agreement to $150,000,000, provide for increases to such revolving credit agreement from time to time, subject to the conditions set forth herein, in an amount not to exceed $50,000,000 in the aggregate for all such increases, to increase the maximum amount of the letter of credit subfacility, to increase the maximum amount of the swingline subfacility, to modify the commitments of the Lenders, and make certain other amendments to the Existing Credit Agreement (the “Amendment and Restatement”); and

WHEREAS, the Borrower, the Lenders and the Agent have agreed to and desire to amend and restate the Existing Credit Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

ARTICLE I

Assignment and Restatement; Definitions and Terms

1.1   Assignment and Allocations. In order to facilitate the Amendment and Restatement and otherwise to effectuate the desires of the Borrower, the Agent and the Lenders:

(a)   The parties hereto agree that (i) each of the Revolving Credit Commitments (as defined in the Existing Credit Agreement) shall, subject to the terms hereof, constitute a Revolving Credit Commitment hereunder. As of the close of business on the date immediately preceding the Closing Date, the Revolving Credit Commitments, the Applicable Commitment Percentage (as defined in the Existing Credit Agreement) of the Lenders and the Revolving Credit Outstandings (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement were as follows:

Lender	Revolving Credit Commitment	Lender’s Applicable Commitment Percentage	Revolving Loans

Bank of America, N.A.	$35,000,000	35.0%	$4,200,000

SunTrust Bank	$25,000,000	25.0%	$3,000,000

Fleet National Bank	$25,000,000	25.0%	$3,000,000

Branch Banking and Trust Company	$15,000,000	15.0%	$1,800,000

TOTAL	$100,000,000	100%	$12,000,000

(ii) each of the Existing Letters of Credit shall constitute a Letter of Credit hereunder, and (iii) each outstanding Swing Line Loan (as defined in the Existing Credit Agreement) shall constitute an outstanding Swing Line Loan hereunder.

(b)   Simultaneously with the Closing Date, the parties hereby agree that the Revolving Credit Commitments shall be as set forth in Exhibit A and the Revolving Credit Outstandings and participations in Existing Letters of Credit under the Existing Credit Facility shall be reallocated in accordance with such Revolving Credit Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Lenders and from each Lender to each other Lender, with the same force and effect as if such assignments were evidenced by applicable Assignments and Acceptances (as defined in the Existing Credit Agreement) under the Existing Credit Agreement. Notwithstanding anything to the contrary in Section 12.6 of the Existing Credit Agreement or Section 13.6 of this Agreement, no other documents or instruments, including any Assignment and Assumption, shall be executed, and no fees otherwise provided for in such section as payable to the Agent in connection with assignments will be payable, in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Acceptance. On the Closing Date, the Lenders shall make full cash settlement with the Agent, as the Agent may direct or approve, with respect to all assignments, reallocations and other changes in Revolving Credit Commitments and Revolving Credit Outstandings such that after giving effect to such settlements each Lender’s Applicable Commitment Percentage shall be as set forth on Exhibit A.

(c)   The Borrower, the Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

Notwithstanding this amendment and restatement of the Existing Credit Agreement, including anything in this Section 1.1, and in any related Loan Documents (as defined in the Existing Credit Agreement and referred to herein, individually or collectively, as the “Existing Loan Documents”), (i) all of the indebtedness, liabilities and obligations owing by any Person under the Existing Credit Agreement shall continue as Obligations hereunder, (ii) all of the indebtedness, liabilities and obligations owing by any Person under the Existing Loan Documents other than the Existing Credit Agreement shall continue under the corresponding such amended and restated Loan Document and (iii) each of this Agreement and the Notes and any other Loan Document (as defined herein) that is amended and restated in connection with this Agreement is given as a substitution of, and not as a payment of, the indebtedness, liabilities and obligations of the Borrower and the Guarantors under the Existing Credit Agreement or any Existing Loan Document, and neither the execution and delivery of such documents nor the consummation of any other transaction contemplated hereunder is, or is intended to constitute, a novation of the Existing Credit Agreement or of any of the other Existing Loan Documents or any obligations thereunder. Upon the effectiveness of this Agreement, all Loans owing by the Borrower and outstanding under the Existing Credit Agreement shall continue as Loans hereunder and shall constitute advances hereunder, and all Letters of Credit outstanding under the Existing Credit Agreement and any of the Existing Loan Documents shall continue as Letters of Credit hereunder. On and after the Closing Date, all outstanding Base Rate Loans (as defined in the Existing Credit Agreement) shall continue as Base Rate Loans hereunder, all outstanding Eurodollar Rate Loans (as defined in the Existing Credit Agreement) shall continue as Eurodollar Rate Loans hereunder and the Interest Periods for all Eurodollar Rate Loans outstanding under the Existing Credit Agreement on the Effective Date shall remain in effect without renewal, interruption or extension as Eurodollar Rate Loans under this Agreement; provided that if any Revolving Loans outstanding under the Existing Credit Agreement are assigned or terminated pursuant to this Section 1.1 on a day other than the last day of an Interest Period, the Borrower shall compensate the Lenders pursuant to Section 6.5 as if such assignment constituted a prepayment of such Loans; provided, further that on and after the Closing Date, the Applicable Margin and fees applicable to Loans and Letters of Credit hereunder shall apply without regard to any margins or fees otherwise applicable thereto under the Existing Credit Agreement prior to the Closing Date.

1.2.   Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

“Acquisition” means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

“Acquisition Adjustments” means the adjustments to certain financial terms and computations more particularly described in Section 1.4.

“Added Lender” has the meaning set forth in Section 2.1(f).

“Advance” means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

“Administrative Agent” has the meaning set forth in the -Preamble hereto.

“Affiliate” means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower or the Parent; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Borrower or the Parent; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower or the Parent. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

“Agent” shall mean the Administrative Agent or the Collateral Agent, or both, as the context shall require.

“Amendment and Restatement” has the meaning set forth in the Recitals hereto.

“Applicable Commitment Percentage” means, for each Lender at any time, a fraction, with respect to the Revolving Credit Facility and the Letter of Credit Facility, the numerator of which shall be such Lender’s Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 13.1 or in connection with any increase in the Total Revolving Credit Commitment pursuant to Section 2.1(f).

“Applicable Lending Office” means, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” means that percent per annum which shall be based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended, set forth as the Applicable Margin in the Pricing Grid and subject to further adjustment as therein provided.

“Applications and Agreements for Letters of Credit” means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

“Applicable Unused Fee” means that percent per annum, based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended, set forth as the Applicable Unused Fee in the Pricing Grid and subject to further adjustment as therein provided.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender

“Assignment and Acceptance” shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender’s interest under this Agreement pursuant to Section 13.1.

“Authorized Representative” means (i) with respect to matters regarding the Borrower, any of the President, the Treasurer or any Vice President of the Borrower or, with respect to financial matters, the chief financial officer or controller of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C and (ii) with respect to matters regarding the Parent or any Subsidiary of the Parent (other than the Borrower), any of the President, the Treasurer, the Assistant Treasurer or any Vice President of the Parent, or any of the President, the Treasurer, the Secretary, the Assistant Treasurer, the Assistant Secretary or any Vice President of such Subsidiary or, with respect to financial matters, the chief financial officer or controller of the Parent or such Subsidiary, or any other Person expressly designated by the Board of Directors of the Parent or such Subsidiary (or the appropriate committee thereof) as an Authorized Representative of the Parent or such Subsidiary, as set forth from time to time in a certificate in the form of Exhibit C.

“Bank of America” means Bank of America, N.A. and its successors.

“BAS” means Banc of America Securities LLC and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan for which the rate of interest is determined by reference to the Base Rate, as elected by the Borrower.

“Base Rate Refunding Loan” means a Base Rate Loan or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay Bank of America in respect of Swing Line Outstandings.

“Board” means the Board of Governors of the Federal Reserve System (or any successor body).

“Borrower’s Account” means a demand deposit account maintained with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

“Borrowing Base” means 90% of the total net book value of Eligible Revenue Equipment determined at the end of each fiscal quarter and certified by the Borrower and the Parent in a Borrowing Base Certificate.

“Borrowing Base Certificate” means a certificate in the form attached hereto as Exhibit K and incorporated herein by reference.

“Borrowing Notice” means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of Exhibits D-1 and D-2, respectively.

“Business Day” means, (i) except as expressly provided in clause (ii), any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

“Capital Leases” means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

“Change of Control” means, at any time:

(i)   any “person” or “group” (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than David Parker, Jacqueline Parker, or Elizabeth Fuller, or any of their lineal descendants, or any such “group” including any of them (the “Exempt Group”) either (A) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Securities of the Parent (or securities convertible into or exchangeable for such Voting Securities) representing 30% or more of the combined voting power of all Voting Securities of the Parent (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Parent;

(ii)   during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Parent shall cease for any reason (other than the death, disability, removal or retirement of a director of the Parent so long as an officer of the Parent replaces such Person as a director or such Person is replaced as a director by a Person whose election or appointment is approved by a majority of the board of directors at the time of such replacement) to constitute a majority of the board of directors of the Parent;

(iii)   any Person or two or more Persons acting in concert, other than the Exempt Group, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower or the Parent; or

(iv)   the Parent shall cease to own, beneficially and of record 100% of the issued and outstanding shares of capital stock or other equity interest of the Borrower and each other Subsidiary of the Parent existing on the Closing Date or thereafter acquired or organized.

“CIP” means CIP, Inc., a Nevada corporation.

“Closing Date” means the date as of which this Agreement is executed by the Borrower, the Parent, the Lenders and the Agent and on which the conditions set forth in Section 7.1 have been satisfied.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Collateral” means, collectively, all property of the Parent, the Borrower or any Subsidiary of either the Parent or the Borrower, or any other Person in which the Agent or any Lender is granted a Lien under any Security Instrument as security for all or any portion of the Obligations or any other obligation arising under any Loan Document.

“Collateral Agent” means Bank of America in its capacity as Collateral Agent under each of the Security Instruments for the benefit of the Credit Secured Parties and any successor thereto acting in such capacity.

“Consistent Basis” in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Parent referred to as of the Closing Date in Section 8.6(a), provided that, on and after the approval of the Required Lenders of any change in GAAP in accordance with Section 1.6, “Consistent Basis” shall be deemed to include any such change.

“Consolidated EBITDAR” means, with respect to the Parent and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) depreciation, (v) amortization, and (vi) Consolidated Lease Payments, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Parent and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDAR for such period less (without duplication) taxes on income paid in cash during such period, subject to Acquisition Adjustments, to (ii) the sum of Consolidated Fixed Charges for such period plus twenty-five percent (25%) of Revolving Credit Outstandings as of the date of computation.

“Consolidated Fixed Charges” means, with respect to the Parent and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense for such period, (ii) current maturities of Consolidated Indebtedness during such period, provided, that in connection with the Permitted Receivables Securization, current maturities thereof shall be excluded from the calculation of Consolidated Fixed Charges unless any notice of termination has been received by the Borrower or a mandatory amortization payment thereunder has been required, in which case, the amount subject to such termination or amortization, as applicable, shall be included in such calculation, and (iii) Consolidated Lease Payments for such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

“Consolidated Indebtedness” means all Indebtedness for Money Borrowed of the Parent and its Subsidiaries, all determined on a consolidated basis.

“Consolidated Interest Expense” means, with respect to any period of computation thereof, the gross interest expense of the Parent and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Rate Hedging Obligation) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments; provided, however, that Consolidated Interest Expense shall include the amount of payments in respect of Synthetic Lease Obligations and the Permitted Receivables Securitization that are in the nature of interest.

“Consolidated Lease Payments” means the gross amount of all lease or rental payments, whether or not characterized as rent, of the Parent and its Subsidiaries, excluding payments in respect of Capital Leases constituting Indebtedness or in respect of Synthetic Lease Obligations, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

“Consolidated Leverage Ratio” means, as of the date of computation thereof, the ratio of (i) Consolidated Total Adjusted Indebtedness (determined as at such date) to (ii) Consolidated EBITDAR (for the Four-Quarter Period ending on, (or most recently ended prior to), such date), subject to Acquisition Adjustments.

“Consolidated Net Income” means, for any period of computation thereof, the gross revenues from operations of the Parent and its Subsidiaries (including payments received by the Parent and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Parent and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 10.1(a)) as income: (i) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Parent or its Subsidiaries, (ii) net gains on the collection of proceeds of life insurance policies, (iii) any write-up of any asset, and (iv) any other net gain or credit of an extraordinary nature as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

“Consolidated Shareholders’ Equity” means, as of any date on which the amount thereof is to be determined, (i) the sum of the following in respect of the Parent and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (a) the amount of issued and outstanding share capital, (b) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), and (c) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), (ii) minus the amount of any treasury stock, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

“Consolidated Tangible Net Worth” means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders’ Equity minus the net book value of all assets of the Parent and its Subsidiaries which would be treated as intangible assets, such as (without limitation) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses, unamortized debt discount and expense, consignment inventory rights, patents, trademarks, trade names, copyrights, franchises and licenses, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

“Consolidated Total Adjusted Indebtedness” means the sum of, without duplication, (i) Consolidated Indebtedness, (ii) the amount of the present value of all future Consolidated Lease Payments (calculated using a reasonable discount rate acceptable to the Agent) for which the Parent or any Subsidiary of the Parent is obligated, and (iii) all Contingent Obligations consisting of a guaranty of Indebtedness for Money Borrowed of the Parent and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

“Consolidated Total Assets” means, as of any date on which the amount thereof is to be determined, the net book value of all assets of the Parent and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

“Contingent Obligation” means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

“Continue”, “Continuation”, and “Continued” shall refer to the continuation pursuant to Section 4.2 hereof of a Eurodollar Rate Loan as a Eurodollar Rate Loan from one Interest Period to the next Interest Period.

“Convert”, “Conversion”, and “Converted” shall refer to a conversion pursuant to Section 4.2 of one Type of Loan into another Type of Loan.

“Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Parent or any Subsidiary of the Parent to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Parent or any Subsidiary of the Parent in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements, or the footnotes thereto, of the Parent and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements, and other affiliated contracts in connection with such Acquisition that should be recorded on financial statements of the Parent and its Subsidiaries in accordance with GAAP, (vi) the aggregate fair market value of all other consideration given by the Parent or any Subsidiary of the Parent in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Parent shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. (“NASDAQ”) or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other shares of capital stock, as determined by the Board of Directors of the Parent and, if requested by the Agent, determined to be a reasonable valuation by an independent appraisal firm reasonably acceptable to the Agent and the Parent, (B) the capital stock of any Subsidiary of the Parent shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by an independent appraisal firm reasonably acceptable to the Agent and the Parent, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

“Credit Parties” means, collectively, the Borrower, the Parent, each Guarantor and each other Person granting a Lien on, or collaterally assigning, Collateral pursuant to any Security Instrument.

“Credit Secured Parties” means, collectively, the Agent, each Lender, and each affiliate of a Lender that is party to any Swap Agreement.

“CTI” means Covenant Transport, Inc., a Tennessee corporation, a Subsidiary of the Parent and an Affiliate of the Borrower.

“CVTI” means CVTI Receivables Corp., a Nevada corporation.

“Default” means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

“Default Rate” means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, Swing Line Loans, Reimbursement Obligations, fees (other than Letter of Credit facility fees set forth in Section 4.6(b)), and other amounts payable in respect of (x) Obligations or (y) (except as otherwise expressly provided therein) the obligations of any Credit Party other than the Borrower under any of the other Loan Documents, a rate of interest per annum which shall be two percent (2%) above the Base Rate, (iii) with respect to Letter of Credit facility fees set forth in Section 4.6(b), a rate of two percent (2%) above the Applicable Margin, and (iv) in any case, the maximum rate permitted by applicable law, if lower.

“Defaulting Lender” has the meaning assigned to such term in the definition of “Required Lenders” herein.

“Direct Foreign Subsidiary” of any Person means a Subsidiary other than a Domestic Subsidiary of such Person a majority of whose Voting Securities, or a majority of whose Subsidiary Securities, are owned by such Person or a Domestic Subsidiary of such Person.

“Dollars” and the symbol “$” means dollars constituting legal tender for the payment of public and private debts in the United States of America.

“Domestic Subsidiary” of any Person means any Subsidiary of such Person organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

“Eligible Assignee” means (i) a Lender, (ii) an affiliate of a Lender, (iii) an Approved Fund and (iv) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.1, the Borrower, such approval not to be unreasonably withheld (provided that the incurrence by the Borrower of additional costs pursuant to Section 6.6 as a result of such assignment shall constitute a reasonable basis for withholding such consent) or delayed by the Borrower or the Agent, and such approval to be deemed given by the Borrower (in the absence of notice to the contrary, effective upon receipt) within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower, the Parent nor an Affiliate of the Borrower or the Parent shall qualify as an Eligible Assignee.

“Eligible Revenue Equipment” means any equipment, including all tractors, trucks, trailers and similar equipment used in the conduct of the trucking business of the Parent and its Subsidiaries and not constituting inventory, owned by the Parent or any Subsidiary of the Parent which (i) is subject to no Lien other than Liens permitted by Section 10.3 (a), (b) or (c), (ii) is in salable and good working condition, and (iii) is not stored, garaged or permanently located at a location other than a place of business of the Parent or any Subsidiary of the Parent.

“Eligible Securities” means the following obligations and any other obligations previously approved in writing by the Agent:

(a)   Government Securities;

(b)   obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody’s; and

(c)   interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated “A” or better by S&P or “A” or better by Moody’s.

“Employee Benefit Plan” means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of the Parent or any of its ERISA Affiliates, or any Subsidiary of the Parent or is assumed by the Parent or any of its ERISA Affiliates, or any Subsidiary of the Parent in connection with any Acquisition or (B) has at any time been maintained for the employees of the Parent, any current or former ERISA Affiliate, or any Subsidiary of the Parent and (ii) any plan, arrangement, understanding or scheme maintained by the Parent or any Subsidiary of the Parent that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

“Environmental Laws” means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other “Superfund” or “Superlien” law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“ERISA Affiliate”, as applied to the Parent or the Borrower, respectively, means any Person or trade or business which is a member of a group which is under common control with the Parent or the Borrower, respectively, who together with the Parent or the Borrower, respectively, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

“Eurodollar Base Rate” means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto:

(a)   the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; or

(b)   if such rate referenced in the preceding clause (a) is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate” means the interest rate per annum calculated according to the following formula:

Eurodollar Rate	=	Eurodollar Base Rate 1 - Reserve Requiremen	+	Applicable Margin

“Eurodollar Rate Loan” means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

“Event of Default” means any of the occurrences set forth as such in Section 11.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Existing Credit Agreement” has the meaning set forth in the Recitals hereto.

“Existing Letters of Credit” means those Letters of Credit described or Schedule 1.2(a) hereto.

“Existing Loan Documents” has the meaning set forth in the Recitals hereto.

“Facility Guaranties” means, collectively, the following Guaranty Agreements, as each of the same may be amended, supplemented, amended and restated, or otherwise modified from time to time:

(i) that certain Amended and Restated Parent Guaranty Agreement dated as of the Closing Date by the Parent in favor of the Agent and the Lenders, amending and restating that certain Parent Guaranty Agreement dated as of December 13, 2000, by the Parent in favor of the Agent and the Lenders, substantially in the form of Exhibit I-1 attached hereto;

(ii) that certain Amended and Restated Subsidiary Guaranty Agreement dated as of the Closing Date by the Guarantors other than the Parent (“Subsidiary Guarantors”) in favor of the Agent and the Lenders, amending and restating that certain Subsidiary Guaranty Agreement dated as of December 13, 2000, by the Subsidiary Guarantors in favor of the Agent and the Lenders, substantially in the form of Exhibit I-2 attached hereto; and

(iii) any Subsidiary Guaranty Joinder Agreement delivered to the Agent pursuant to Section 9.19 hereof.

“Facility Termination Date” means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Revolving Credit Facility and the Swing Line by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings and Swing Line Outstandings, together with all accrued and unpaid interest thereon, except for the undrawn portion of Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of Section 11.1(B), or as to which other arrangements satisfactory to the Issuing Bank shall have been made, (b) all Swap Agreements shall have been terminated, expired or cash collateralized on terms acceptable to the Agent and the applicable counterparties, (c) all Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired and (d) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement);

“FASB 133” means Statement of Financial Accounting Standards No. 133.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

“Fee Letter” means the letter agreement, dated November 1, 2004, among the Parent, the Borrower, the Agent and BAS.

“Fiscal Year” means the twelve month fiscal period of the Parent and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

“Foreign Benefit Law” means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

“Four-Quarter Period” means a period of four full consecutive fiscal quarters of the Parent and its Subsidiaries, taken together as one accounting period.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” or “Generally Accepted Accounting Principles” means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

“Government Securities” means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

“Governmental Authority” shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Guarantors” means, at any date, the Parent, CTI, and all other Subsidiaries of the Parent at such date who have executed and delivered a Facility Guaranty and related documents at such date as required hereunder.

“Hazardous Material” means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

“Increased Commitment Date” has the meaning set forth in Section 2.1(f).

“Increasing Lender” has the meaning set forth in Section 2.1(f).

“Indebtedness” means as to any Person, without duplication, (a) all Indebtedness for Money Borrowed of such Person, (b) all Rate Hedging Obligations of such Person, (c) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless or whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (d) all Contingent Obligations of such Person, including all such items incurred by any partnership or joint venture as to which such Person is liable as a general partner or joint venturer.

“Indebtedness for Money Borrowed” means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation, all obligations under Capital Leases, all amounts outstanding under Permitted Receivables Securitizations, all Synthetic Lease Obligations, all Subordinated Indebtedness, the deferred purchase price of any property or services, the aggregate face amount of all surety bonds, letters of credit, and bankers’ acceptances, and (without duplication) all payment and reimbursement obligations in respect thereof whether or not matured, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including reimbursement agreements and conditional sales or similar title retention agreements), including all such items incurred by any partnership or joint venture as to which such Person is liable as a general partner or joint venturer, other than trade payables and accrued expenses incurred in the ordinary course of business.

“Interest Period” means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or Continued and ending, at the Borrower’s option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative in accordance with the terms hereof; provided that,

(a)   if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

(b)   any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Interest Rate Selection Notice” means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

“Issuing Bank” means initially Bank of America and thereafter any Lender which succeeds Bank of America as issuer of Letters of Credit under Article III.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Letter of Credit” means a standby letter of credit issued by the Issuing Bank pursuant to Article III hereof for the account of the Borrower (or the Borrower and any Subsidiary of the Parent) in favor of a Person advancing credit or securing an obligation on behalf of the Borrower or any Subsidiary of the Parent and shall include the Existing Letters of Credit.

“Letter of Credit Commitment” means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender’s Applicable Commitment Percentage of the Total Letter of Credit Commitment, as the same may be increased or decreased from time to time pursuant to this Agreement.

“Letter of Credit Facility” means the facility described in Article III hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment minus outstanding Reimbursement Obligations.

“Letter of Credit Outstandings” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Reimbursement Obligations then outstanding. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Licensing Agreements” means, collectively, each written license agreement, in form and substance satisfactory to the Agent, by and among the Borrower or any other Credit Party, as licensee, and CIP, as licensor, pursuant to which the Borrower or such Credit Party or Parties will have the right to use all trademarks, trade names, goodwill, rights under certain license agreements regarding source code, internally developed software, and certain know-how conducive to the operation of a trucking company, and shall pay royalties to CIP, in connection with such use in amounts established by such license agreement, including but not limited to that certain Intellectual Property License and Services Agreement dated October 1, 1999 by and between CIP, as licensor, and CTI, as licensee, and that certain Intellectual Property License and Services Agreement dated October 1, 1999 by and between CIP, as licensor, and Southern Refrigerated Transport, Inc., as licensee.

“Lien” means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Parent and any Subsidiary of the Parent shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.
“Loan” or Loans” means any of the Revolving Loans or the Swing Line Loans.

“Loan Documents” means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the Applications and Agreements for Letters of Credit and all Subordination Agreements, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender (including the Issuing Bank) or the Agent or the Collateral Agent in connection with the Loans made and transactions contemplated under this Agreement, but excluding documents or instruments evidencing Swap Agreements, as the same may be amended, supplemented or replaced from the time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business, properties, operations, prospects or condition, financial or otherwise, of the Parent and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

“Notes” means, collectively, the Swing Line Note and the Revolving Notes.

“Obligations” means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of the Borrower or the Parent to any Lender (or any affiliate of any Lender) which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders (including the Issuing Bank), the Agent, the Collateral Agent or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Action” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

“Outstandings” means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings and Revolving Credit Outstandings on such date.

“Participant” has the meaning set forth in Section 13.1(d).

“Participation” means, (i) with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than Bank of America) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of Bank of America in respect of a Swing Line Loan made by Bank of America in accordance with the terms hereof.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor thereto.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Parent or the Borrower or any of their respective ERISA Affiliates or is assumed by the Parent or the Borrower or any of their respective ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Parent or the Borrower or any current or former ERISA Affiliate.

“Permitted Receivables Securitization” means limited recourse or nonrecourse sales and assignments of accounts receivable of the Borrower or any Subsidiary of the Parent to one or more special purpose entities, in connection with the issuance of obligations by such special purpose entities secured by such accounts, the proceeds of the issuance of which obligations shall be made available to the Borrower or such Subsidiary of the Parent, as applicable, all pursuant to the terms and conditions of the Receivables Purchase Agreement.

“Permitted Share Repurchases” means purchases by the Parent of the common stock of the Parent made on the open market, on terms acceptable to the Agent and in compliance with applicable regulations, which purchases in the aggregate shall be subject to the limitations set forth in Section 10.8.

“Person” means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

“Pledge Agreements” means, collectively, the following Pledge Agreements, as each of the same may be amended, supplemented (including by Pledge Agreement Supplement), amended and restated, or otherwise modified from time to time:

(i) that certain Third Amended and Restated Parent Stock Pledge and Security Agreement dated as of the Closing Date by the Parent in favor of the Collateral Agent, for the ratable benefit of the Credit Secured Parties, amending and restating that certain Second Amended and Restated Parent Stock Pledge and Security Agreement dated as of December 13, 2000 by the Parent in favor of the Collateral Agent, substantially in the form of Exhibit J-1 attached hereto;

(ii) that certain Third Amended and Restated Guarantor Stock Pledge and Security Agreement dated as of the Closing Date by CTI in favor of the Collateral Agent, for the ratable benefit of the Credit Secured Parties, amending and restating that certain Second Amended and Restated Guarantor Stock Pledge and Security Agreement dated as of December 13, 2000 by CTI in favor of the Collateral Agent, substantially in the form of Exhibit J-2 attached hereto;

(iii) any additional Pledge Agreement delivered to the Collateral Agent pursuant to Article V or Section 9.19 hereof, substantially in the form attached hereto as Exhibit J-1 (with appropriate conforming changes);

(iv) any Pledge Joinder Agreement delivered to the Collateral Agent by any Subsidiary of the Parent pursuant to the provisions of Article V or Section 9.19 hereof (with appropriate conforming changes); and

(v) with respect to any Subsidiary Securities issued by a Direct Foreign Subsidiary of the Parent or the Borrower, any additional or substitute charge, agreement, document, instrument or conveyance, in form and substance acceptable to the Agent and the Collateral Agent, conferring under applicable foreign law upon the Collateral Agent for the ratable benefit of the Credit Secured Parties a Lien upon such Subsidiary Securities as are owned by the Parent, the Borrower or any Domestic Subsidiary of the Parent or the Borrower.

“Pledge Agreement Supplement” means, with respect to each Pledge Agreement, each Pledge Agreement Supplement substantially in the form affixed as an Exhibit to such Pledge Agreement.

“Pledge Joinder Agreement” means, with respect to each Pledge Agreement, the Pledge Joinder Agreement, substantially in the form affixed as an Exhibit to such Pledge Agreement.

“Pledged Interests” means the Subsidiary Securities required to be pledged as Collateral pursuant to Article V or Section 9.19 or the terms of any Pledge Agreement.

“Pricing Grid” means:

Tier	Consolidated Leverage Ratio	Applicable Margin	Applicable Unused Fee

I	Greater than or equal to 2.50 to 1.00	1.25%	0.25%

II	Less than 2.50 to 1.00 and Greater than or equal to 2.00 to 1.00	1.00%	0.20%

III	Less than 2.00 to 1.00	0.75%	0.15%

The Applicable Margin and Applicable Unused Fee shall be established at the end of each fiscal quarter of the Parent (each, a “Determination Date”). Any change in the Applicable Margin or Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 9.1(a)(ii) and Section 9.1(b)(ii), subject to review and approval of such computations by the Agent, and shall be effective commencing on the fifth Business Day following the date such certificate is received until the fifth Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur. From the Closing Date to the fifth Business Day following the date the certificate referred to in the preceding sentence for the fiscal period ended as at the first Determination Date to occur after the Closing Date is delivered or is required to be delivered (whichever shall first occur), the Applicable Margin and Applicable Unused Fee shall be Tier II. Notwithstanding the provisions of the two preceding sentences, if the Borrower shall fail to deliver any such certificate within the time period required by Section 9.1, then the Applicable Margin and Applicable Unused Fee shall be Tier I from the date such certificate was due until the fifth Business Day following the date the appropriate certificate is so delivered.

“Principal Office” means the principal office of Bank of America, presently located at 101 North Tryon Street, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

“Rate Hedge Value” means, with respect to each contract, instrument or other arrangement creating a Rate Hedging Obligation, the net obligations of the Borrower, the Parent, or any Subsidiary of the Parent thereunder equal to the termination value thereof as determined in accordance with its provisions (if such Rate Hedging Obligation has been terminated) or the mark to market value thereof as determined on the basis of available quotations from any recognized dealer in, or from Bloomberg or other similar service providing market quotations for, the applicable Rate Hedging Obligation (if such Rate Hedging Obligation has not been terminated).

“Rate Hedging Obligations” means, without duplication, any and all obligations of the Borrower, the Parent or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates, including fuel prices, applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate “swap” agreements and forward fuel purchase contracts, commitments, or options; (ii) all other “derivative instruments” as defined in FASB 133 and which are subject to the reporting requirements of FASB 133; and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing. For purposes of any computation hereunder, each Rate Hedging Obligation shall be valued at the Rate Hedge Value thereof.

“Receivables Purchase Agreement” means, collectively, (i) that certain Receivables Purchase Agreement dated as of December 12, 2000 by and among CTI, as an Originator, Southern Refrigerated Transport, Inc., as an Originator, and CVTI, as Purchaser, and (ii) that certain Loan Agreement dated as of December 12, 2000 by and among CVTI, as Borrower, the Parent, as Master Servicer, Three Pillars Funding Corporation, as Lender, and SunTrust Equitable Securities Corporation, as Administrator, each as amended to date.

“Regulation D” means Regulation D of the Board as the same may be amended or supplemented from time to time.

“Reimbursement Obligation” shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 2.1(c)(iii)) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

“Required Lenders” means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating (i) if there shall be fewer than three (3) Lenders, 100% of the aggregate Credit Exposures of all Lenders on such date, and (ii) if there shall be three (3) or more Lenders, more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the “Credit Exposure” of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the aggregate principal amount of such Lender’s Applicable Commitment Percentage of Revolving Credit Outstandings plus (ii) the amount of such Lender’s Applicable Commitment Percentage of Letter of Credit Outstandings and Swing Line Outstandings; provided that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance (each such Lender, and each Lender set forth in clauses (B) and (C) below a “Defaulting Lender”), then the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender’s Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, (B) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation (whether by funding its Participation therein or otherwise), such Lender’s Credit Exposure attributable to all Letter of Credit Outstandings shall be deemed to be held by the Issuing Bank until such Lender shall pay such deficiency amount to the Issuing Bank together with interest thereon as provided in Section 4.9 and (C) if any Lender shall have failed to pay to Bank of America on demand its Applicable Commitment Percentage of any Swing Line Loan (whether by funding its Participation therein or otherwise), such Lender’s Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by Bank of America until such Lender shall pay such deficiency amount to Bank of America together with interest thereon as provided in Section 4.9.

“Reserve Requirement” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Parent or any Subsidiary Securities (other than those payable or distributable solely to the Parent, or those payable or distributable to a Subsidiary of the Parent which are subsequently paid or distributed by such Subsidiary to the Parent, provided that any amount received by the Parent and not used to finance a Permitted Share Repurchase within thirty (30) days of its receipt shall be contributed as capital to the Borrower, other than amounts used by the Parent to make cash dividend payments as permitted by Section 10.8) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock or equity interest to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Parent or any Subsidiary Securities (other than those payable or distributable solely to the Parent) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Parent or any Subsidiary Securities of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of Subsidiary Securities of any Subsidiary of the Parent or of the Borrower, (or any option, warrant or right to acquire such stock) other than in the case of Subsidiaries of the Borrower, to the Borrower or another of its Subsidiaries and in the case of any other Subsidiaries of the Parent, to the Parent or one of its Subsidiaries.

“Revolving Credit Commitment” means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender’s Applicable Commitment Percentage of the Total Revolving Credit Commitment.

“Revolving Credit Facility” means the facility described in Section 2.1 hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

“Revolving Credit Outstandings” means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

“Revolving Credit Termination Date” means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders’ obligations pursuant to Section 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit, together with all accrued and unpaid interest thereon.

“Revolving Loan” means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Section 2.1.

“Revolving Notes” means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.3 substantially in the form of Exhibit F-1, with appropriate insertions as to amounts, dates and names of Lenders.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“Security Instruments” means, collectively, the Pledge Agreements, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower, the Parent or any Subsidiary of the Parent or of the Borrower or other Person shall grant or convey to the Collateral Agent for the benefit of the Credit Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document, as any of them may be amended, modified or supplemented from time to time.

“Servicing Agreements” means, collectively, each written servicing agreement, in form and substance acceptable to the Agent, by and between Covenant.com, Inc. and the Borrower and certain other Credit Parties pursuant to which Covenant.com, Inc. provides management information system services to such entities in return for a fee determined by such servicing agreement.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a)      the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

(b)      it is then able and expects to be able to pay its debts as they mature; and

(c)      it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
“Stated Termination Date” means December 16, 2009.

“Subordinated Indebtedness” means, (i) as at the Closing Date, Indebtedness for Money Borrowed then outstanding of the Borrower or any Guarantor which is subject to a Subordination Agreement or otherwise is fully subordinated in writing on terms acceptable to the Agent and the Required Lenders to the Obligations and, as applicable, other obligations of the Credit Parties under the Loan Documents, and (ii) from and after the Closing Date, in addition, such other Indebtedness for Money Borrowed of the Borrower or any Guarantor permitted to be incurred hereunder and which is subject to a Subordination Agreement or otherwise is fully subordinated in writing on terms acceptable to the Agent and the Required Lenders to the Obligations and, as applicable, other obligations of the Credit Parties under the Loan Documents.

“Subordination Agreement” means a Subordination Agreement in form and substance satisfactory to the Agent and the Required Lenders, executed and delivered by the Borrower or any Guarantor which has issued Subordinated Indebtedness and by the holder or holders of such Subordinated Indebtedness.

“Subsidiary” of any Person means any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by such Person, and/or by one or more of such Person’s Subsidiaries, and when used in this Agreement without reference to such Person shall include both a Subsidiary of the Parent and a Subsidiary of the Borrower; provided, however, that each of CVTI and Volunteer Insurance Limited shall only be included as a Subsidiary of the Parent in the references to “Subsidiary” or “Subsidiaries” included in Sections 8.1(a) and (b), 8.4 (except for the last sentence thereof), 8.8, 8.9, 8.10, 9.1(f) and (g), 9.3, 9.4, 9.6, 9.7, 9.8, 9.9, 9.11, 9.12 and 10.14.

“Subsidiary Guaranty Joinder Agreement” means, with respect to the Facilities Guaranty set forth in clause (iii) of the definition thereof each Subsidiary Guaranty Joinder Agreement substantially in the form of Exhibit I-2 attached hereto (with appropriate conforming changes) thereof attached to such Facilities Guaranty.

“Subsidiary Securities” means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary of the Borrower or of the Parent (excluding CVTI and Volunteer Insurance Limited, and specifically including the capital stock of the Borrower, all of which is owned by the Parent), whether or not constituting a “security” under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

“Swap Agreement” means one or more agreements between the Borrower, the Parent and any Person, on terms mutually acceptable to the Borrower, the Parent and such Person and approved by the Required Lenders, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower, the Parent and any Lender or any affiliate of any Lender.

“Swing Line” means the revolving line of credit established by Bank of America in favor of the Borrower pursuant to Section 2.4.

“Swing Line Loans” means loans made by Bank of America to the Borrower pursuant to Section 2.4.

“Swing Line Note” means the promissory note of the Borrower evidencing the Swing Line executed and delivered to Bank of America as provided in Section 2.3 substantially in the form of Exhibit F-2.

“Swing Line Outstandings” means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

“Synthetic Lease Obligations” means generally all monetary obligations of a lessee under any tax retention or other synthetic leases which is treated as an operating lease under GAAP but the liabilities under which are or would be characterized as indebtedness of such Person for tax purposes or upon the insolvency of such Person. The amount of Synthetic Lease Obligations in respect of any synthetic lease at any date of determination thereof shall be equal to the aggregate purchase price of any property subject to such lease less the aggregate amount of payments of rent theretofore made which reduce the lessee’s obligations under such synthetic lease and which are not the financial equivalent of interest.

“Termination Event” means: (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Parent or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan’s authority to operate under the applicable Foreign Benefit Law.

“Total Letter of Credit Commitment” means an amount not to exceed $75,000,000.

“Total Revolving Credit Commitment” means a principal amount equal to $150,000,000, as reduced from time to time in accordance with Section 2.1(e) and as increased from time to time in accordance with Section 2.1(f)

“Transplace.com” means Transplace.com, LLC, an Affiliate of the Parent.

“Type” shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Volunteer Insurance Limited” means Volunteer Insurance Limited, a Cayman Islands corporation.

“Voting Securities” means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

1.3.   Rules of Interpretation.

    (a)     All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

(b)     Each term defined in Articles 1, 8 or 9 of the Tennessee Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

(c)     The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

(d)     Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

(e)     All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

(f)     When used herein or in any other Loan Document, words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

(g)     References to “including” means including without limiting the generality of any description preceding such term, and such term shall not limit a general statement to matters similar to those specifically mentioned.

(h)     Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

(i)     Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as “___%”, such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

(j)     Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

(k)     Any reference to an officer of the Borrower or the Parent or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

(l)     All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

1.4.   Accounting for Acquisitions.

    With respect to any Acquisition consummated on or after the Closing Date and prior to the Facility Termination Date, the following shall apply:

(a)    For each of the four Four-Quarter Periods ending next following the date of such Acquisition, (i) Consolidated EBITDAR shall include the results of operations of the Person or assets so acquired on a historical pro forma basis and which amounts may include such adjustments as are permitted under Regulation S-X of the Securities and Exchange Commission and reasonably satisfactory to the Agent but (ii) for purposes of determining compliance with the provisions of Section 10.1(a), any increase in Consolidated Net Income resulting solely from such pro forma treatment of such Acquisition shall be disregarded; and

(b)    For each of the four Four-Quarter Periods ending next following the date of each Acquisition, Consolidated Fixed Charges shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis, provided, however, Consolidated Interest Expense shall be adjusted on a historical pro forma basis to (i) eliminate interest expense accrued during such period on any Indebtedness repaid in connection with such Acquisition and (ii) include interest expense on any Indebtedness (including Indebtedness hereunder) incurred, acquired or assumed in connection with such Acquisition (“Incremental Debt”) calculated (x) as if all such Incremental Debt had been incurred as of the first day of such Four-Quarter Period and (y) at the following interest rates: (I) for all periods subsequent to the date of the Acquisition and for Incremental Debt assumed or acquired in the Acquisition and in effect prior to the date of Acquisition, at the actual rates of interest applicable thereto, and (II) for all periods prior to the actual incurrence of such Incremental Debt, equal to the average daily rate of interest actually applicable to such Incremental Debt hereunder or under other financing documents applicable thereto as at the end of each affected Four-Quarter Period, as the case may be.

1.5.   Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Application and Agreement for Letter of Credit related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.6.   Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

ARTICLE II

The Credit Facilities

2.1.   Revolving Loans.

(a)   Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender’s Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the lesser of (A) the Total Revolving Credit Commitment or (B) the Borrowing Base. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date.

(b)   Amounts. Except as otherwise permitted by the Lenders from time to time, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed at any time the lesser of (i) the Total Revolving Credit Commitment or (ii) the Borrowing Base, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Advance under the Revolving Credit Facility, other than Base Rate Refunding Loans, shall be in an amount of at least $1,000,000, and, if greater than $1,000,000, an integral multiple of $1,000,000.

           (c)             Advances.

(i)   An Authorized Representative shall give the Agent (1) irrevocable telephonic notice of each Eurodollar Rate Loan (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan to a Eurodollar Rate Loan) prior to 10:30 A.M. on the date three Business Days prior to the day of such proposed Loan and (2) irrevocable telephonic notice of each Base Rate Loan (other than Base Rate Refunding Loans and automatic Conversions to the extent the same are effected without notice pursuant to Section 2.1(c)(iii) and Article VI respectively, and whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Revolving Loan. Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions; provided, that failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender’s portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent’s receipt of such notice.

(ii)   Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender’s Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower’s Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

(iii)   Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing from other funds available to the Borrower, (A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan to the Agent at its Principal Office by each Lender under the Revolving Credit Facility in an amount equal to such Lender’s Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) at its Principal Office in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall either make a Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the amount of such Lender’s Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If such notice to the Lenders is given by the Agent after 12:00 noon on any Business Day, each Lender shall either make such Base Rate Refunding Loan or fund such purchase before 12:00 noon on the next following Business Day.

(d)   Repayment of Revolving Loans. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Revolving Loan may be prepaid in whole or in part on any Business Day, upon (A) at least three (3) Business Days’ irrevocable telephonic notice in the case of each Revolving Loan that is a Eurodollar Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 10:30 A.M. and (B) irrevocable telephonic notice in the case of each Revolving Loan that is a Base Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 10:30 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $1,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.1(b).

(e)   Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days’ written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $2,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Loans or Swing Line Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid provided that, after the foregoing payments, if Letter of Credit Outstandings then still exceed the Total Revolving Credit Commitment as reduced, the Borrower shall deposit cash with the Agent in an amount equal to the amount of any such excess Letter of Credit Outstandings, as collateral security for the repayment of any future drawing or payments under such Letters of Credit.

(f)   Increases.

(i)   The Borrower shall have the right, without the consent of the Lenders, subject to the terms of this Section 2.1(f), to effectuate from time to time, at any time prior to the then effective Revolving Credit Termination Date, an increase in the Total Revolving Credit Commitment under this Agreement by adding to this Agreement one or more banks or other financial institutions acceptable to the Agent and who otherwise qualify as Eligible Assignees, who shall, upon completion of the requirements of this Section 2.1(f) constitute a “Lender” or “Lenders” hereunder (each an “Added Lender”), or by allowing one or more Lenders in their sole discretion to increase their respective Revolving Credit Commitment hereunder (each an “Increasing Lender”), so that such increased Revolving Credit Commitments shall equal the increase in the Total Revolving Credit Commitment effectuated pursuant to this Section 2.1(f); provided that (i) the aggregate increased Revolving Credit Commitment or added Revolving Credit Commitment to be effected shall be in an amount not less than $10,000,000, and, if greater than $10,000,000, an integral multiple of $5,000,000, (ii) no increase in or added Revolving Credit Commitments pursuant to this Section 2.1(f) shall result in the Total Revolving Credit Commitment exceeding $200,000,000, (iii) the Borrower shall first offer to the then existing Lenders the right to commit to any such increase in Revolving Credit Commitments, but no Lender’s Revolving Credit Commitment shall be increased under this Section 2.1(f) without the consent of such Lender, (iv) there shall not exist any Default or Event of Default immediately prior to and immediately after giving effect to such increased or added Commitment, (v) there shall not at any prior time have been any reduction of the Total Revolving Credit Commitment pursuant to Section 2.1(e) and (vi) no increase in or added Revolving Credit Commitment shall increase the Total Letter of Credit Commitments or the amount of Swing Line Loan Outstandings permitted by Section 2.4(a)(ii). The Borrower shall deliver or pay, as applicable, to the Agent not later than ten (10) Business Days prior to any such increase in the Total Revolving Credit Commitment each of the following items with respect to each Added Lender and Increasing Lender:

(A)   a written notice of Borrower’s intention to increase the Total Revolving Credit Commitment pursuant to this Section 2.1(f), which shall specify each Added Lender and Increasing Lender, if any, the changes in amounts of Revolving Credit Commitments that will result, and such other information as is reasonably requested by the Agent;

(B)   documents in the form of Exhibit L or Exhibit M, as may be required by the Agent, executed and delivered by each Added Lender and each Increasing Lender, pursuant to which it becomes a party hereto or increases its Revolving Credit Commitment, as the case may be;

(C)   if requested by the applicable Lender, Notes or replacement Notes, as the case may be, executed and delivered by Borrower; and

(D)   a non-refundable processing fee of $3,500 with respect to each Added Lender or Increasing Lender for the sole account of the Agent.

(ii)   Upon receipt of any notice referred to in clause (i)(A) above, the Agent shall promptly notify each Lender thereof. Upon execution and delivery of such documents and the payment of such fee (the “Increased Commitment Date”), each such Added Lender shall constitute a “Lender” for all purposes under this Agreement and related documents without any acknowledgment by or the consent of the other Lenders, with a Revolving Credit Commitment as specified in such documents, or such Lender’s Revolving Credit Commitment shall increase as specified in such documents, as the case may be. Immediately upon the effectiveness of the addition of such Added Lender or the increase in the Revolving Credit Commitment of such Increasing Lender under this Section 2.1(f), (i) the respective Applicable Commitment Percentages of the Lenders shall be deemed modified as appropriate to correspond to such changed Total Revolving Credit Commitment, and (ii) if there are at such time outstanding any Revolving Credit Outstandings, each Lender whose Applicable Commitment Percentage has been decreased as a result of the increase in the Total Revolving Credit Commitment shall be deemed to have assigned, without recourse, to each Added Lender and Increasing Lender such portion of such Lender’s Revolving Credit Outstandings as shall be necessary to effectuate such adjustment in Applicable Commitment Percentages. Each Increasing Lender and Added Lender (i) shall be deemed to have assumed such portion of such Revolving Credit Outstandings and (ii) shall fund to each other Lender on the Increased Commitment Date the amount of Revolving Credit Outstandings assigned to it by such Lender. The Borrower agrees to pay to the Lenders on demand any and all amounts resulting from break funding charges to the extent payable pursuant to this Agreement as a result of any such prepayment of Revolving Credit Outstandings occasioned by the foregoing increase in Revolving Credit Commitments and the reallocation of the Applicable Commitment Percentages.

(iii)   This section shall supercede any provisions in Section 13.1 and 13.6 to the contrary.

2.2.   Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower for: (i) general working capital needs, capital expenditures, and other corporate purposes, including the making of Acquisitions permitted hereunder, (ii) to refinance all Indebtedness outstanding under the Existing Credit Agreement, (iii) to make loans, dividends or other distributions to the Parent, which will use such proceeds as permitted herein, including without limitation Permitted Share Repurchases, and (iv) to make loans and advances to any Guarantor.

2.3.   Notes.

(a)   Revolving Notes. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

(b)   Swing Line Note. The Swing Line Outstandings shall be evidenced by a separate Swing Line Note payable to the order of the Bank of America in the amount of the Swing Line, which Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the Borrower.

2.4.   Swing Line. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, Bank of America shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. Bank of America shall not be obligated to make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of Bank of America the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $10,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the lesser of (i) the Borrowing Base or (ii) the Total Revolving Credit Commitment. Each Swing Line Loan shall mature, and the principal amount thereof, together with any accrued interest thereon, shall be payable (if not previously prepaid) in full to Bank of America on the tenth Business Day after such Swing Line Loan is made. The Borrower may, subject to the conditions set forth in the preceding sentence, borrow, repay and reborrow under this Section 2.4. Unless notified to the contrary by Bank of America, borrowings under the Swing Line shall be made in the minimum amount of $500,000 or, if greater, in amounts which are integral multiples of $100,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to Bank of America not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary by Bank of America, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings. Notwithstanding the foregoing, the dollar amounts set forth in this Section 2.4 in regards to minimum and integral amounts to borrow, and the maturity of principal payments are otherwise subject to autoborrow arrangements mutually agreed to by the Agent and the Borrower.

(b)   The interest payable on Swing Line Loans is solely for the account of Bank of America. Swing Line Loans shall bear interest solely at the Base Rate. All accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Section 4.3 with respect to interest on Base Rate Loans, and the Swing Line Loans shall accrue interest at the Default Rate in such circumstances as set forth in Section 4.3.

(c)   Upon the making of a Swing Line Loan in accordance with the terms hereof, each Lender shall be deemed to have purchased from Bank of America a Participation therein in an amount equal to that Lender’s Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by Bank of America, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to Bank of America its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of Bank of America of the purchase price of its Participation shall when made be deemed to be (i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Refunding Loan under Section 2.1, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to Bank of America shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

(d)   The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 2.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to Bank of America the amount necessary to repay such Swing Line Outstandings (which Bank of America shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 2.1(c)(ii). The proceeds of such Advances shall be paid to Bank of America for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

ARTICLE III

Letters of Credit

3.1.   Letters of Credit. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower (or the Borrower and any Subsidiary of the Parent) Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Issuing Bank shall not be obligated to issue (or renew) any Letter of Credit if it has been notified by the Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (iii) no Letter of Credit shall be issued (or renewed) if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall exceed the lesser of (i) the Borrowing Base or (ii) the Total Revolving Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the seventh Business Day prior to the Stated Termination Date.

3.2.   Reimbursement and Participations.

(a)   The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.1 and Swing Line Loans if permitted by Section 2.4) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.1(c)(iii) and Section 2.4, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

(b)   In accordance with the provisions of Section 2.1(c), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

(c)   Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof in accordance with the terms hereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender’s Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under Section 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit in the manner and with the effect provided in Section 2.1(c)(iii).

(d)   Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.1(c)(iii)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. Each Lender’s obligation to make payment to the Agent for the account of the Issuing Bank pursuant to Section 2.1(c)(iii) and Section 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the Borrower, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

(e)   Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

(f)   The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VII, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the ISP.

(g)   The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

(h)   Without limiting the generality of the provisions of Section 13.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender, the Agent and the Collateral Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender, the Agent or the Collateral Agent may incur (or which may be claimed against the Issuing Bank, such other Lender, the Agent or the Collateral Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender, the Agent or the Collateral Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) of any direct as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank’s willful misconduct or gross negligence or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 3.2(h) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date, the Facility Termination Date and expiration or termination of this Agreement.

(i)   Without limiting Borrower’s rights as set forth in Section 3.2(h), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank’s right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

(i)   any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the “Related LC Documents”);

(ii)   any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

(iii)   the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Collateral Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

(iv)   any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

(v)   any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

(vi)   any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any federal bankruptcy law;

(vii)   the existence, character, quality, quantity, condition, value, or delivery (including the time, place, manner or order thereof) of property described or purportedly described in documents presented in connection with any Letter of Credit or the existence, nature or extent of any insurance relating thereto;

(viii)   any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower’s Obligations; or

(ix)   any other circumstance or happening whatsoever where the Issuing Bank has acted in good faith, whether or not similar to any of the foregoing.

ARTICLE IV

Eurodollar Funding, Fees, and Payment Conventions

4.1.   Interest Rate Options. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to elect the Type of Loan and the duration of the initial and any subsequent Interest Periods and to Convert Revolving Loans in accordance with Sections 2.1(c)(i) and 4.2, as applicable; provided, however, (a) there shall not be outstanding at any one time Eurodollar Rate Loans having more than eight (8) different Interest Periods, (b) each Eurodollar Rate Loan (including each Conversion into and each Continuation as a Eurodollar Rate Loan) shall be in an amount of $1,000,000 or, if greater than $1,000,000, an integral multiple of $1,000,000, and (c) no Eurodollar Rate Loan shall have an Interest Period that extends beyond the Stated Termination Date. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Sections 2.1(c)(i) and 4.2, as applicable, the Borrower shall be deemed to have elected to obtain or Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 4.2. The Borrower shall not be entitled to elect to Continue any Loan as or Convert any Loan into a Eurodollar Rate Loan if a Default or Event of Default shall have occurred and be continuing.

4.2.   Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth in the definition of “Interest Period” and in Section 4.1 and Article VI, the Borrower may:

(a)   upon delivery of telephonic notice to the Agent (which shall be irrevocable) on or before 10:30 A.M. on any Business Day, Convert any Eurodollar Rate Loan to a Base Rate Loan, having a Base Rate as elected by the Borrower, on the last day of the Interest Period for such Eurodollar Rate Loan; and

(b)   provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Agent (which shall be irrevocable on or before 10:30 A.M. three (3) Business Days’ prior to the date of such Conversion or Continuation:

(i)   elect a subsequent Interest Period for any Eurodollar Rate Loan to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; or

(ii)   Convert any Base Rate Loan to a Eurodollar Rate Loan on any Business Day.

Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the Eurodollar Rate Loan affected, and, if a Continuation as or Conversion into a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent’s receipt of such notice. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

4.3.   Payment of Interest. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Revolving Loan, commencing on the first date of such Revolving Loan until such Revolving Loan shall be repaid, at the applicable Base Rate or Eurodollar Rate as designated by the Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Revolving Loan shall be paid on the earlier of (a) in the case of any Base Rate Loan, quarterly in arrears of the last Business Day of each December, March, June and September, commencing on December 31, 2004, until the Revolving Credit Termination Date, at which date the entire principal amount of and all accrued interest on the Revolving Loans shall be paid in full, (b) in the case of any Eurodollar Rate Loan, on last day of the applicable Interest Period for such Eurodollar Rate Loan and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (c) upon payment in full of the related Revolving Loan; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

4.4.   Prepayments of Eurodollar Rate Loans. Whenever any payment of principal shall be made in respect of any Revolving Loan hereunder, whether at maturity, on acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any Eurodollar Rate Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, such payment of principal shall be accompanied by the additional payment, if any, of accrued and unpaid interest thereon, and as required by Section 6.5.

4.5.   Manner of Payment. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of the Borrower to the Lenders, the Issuing Bank, the Agent, the Collateral Agent, or Bank of America with respect to any Revolving Loan, Letter of Credit, Reimbursement Obligation, or Swing Line Loan, shall be made to the Agent at the Principal Office (or, as applicable, to the Collateral Agent) in Dollars in immediately available funds without condition or deduction for any setoff, recoupment, deduction or counterclaim on or before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Agent.

(b)   Any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of (i) the date such funds become available funds or (ii) the next Business Day.

(c)   In the event that any payment hereunder or under any of the Notes or any other Loan Document becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of “Interest Period”; provided, however, that interest and applicable fees shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

4.6.   Fees.

(a)   Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings without giving effect to Swing Line Outstandings plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each December, March, June, and September, commencing on December 31, 2004, to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

(b)   Letter of Credit Facility Fees. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn (without taking into account any automatic increase in stated amount as set forth in Section 1.5) on each outstanding Letter of Credit at a rate equal to the Applicable Margin. Such fees shall be due and payable with respect to each Letter of Credit quarterly in arrears on the last day of each December, March, June and September and on the Revolving Credit Termination Date, the first such payment to be made on the first such date occurring after the Closing Date; provided, however, that if any Event of Default shall occur and be continuing, all fees due hereunder shall accrue thereafter until paid in full at the Default Rate.

(c)   Letter of Credit Fronting and Administrative Fees. The Borrower shall pay to the Issuing Bank a fronting fee of one-eighth of one percent (1/8%) per annum on the initial aggregate amount available to be drawn on each outstanding Letter of Credit, such fee to be due and payable in full with respect to each Letter of Credit on the quarterly date established in Section 4.6(b) for the payment of Letter of Credit facility fees next following the date of issuance (or renewal) of such Letter of Credit. The Borrower shall also pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

(d)   Agent Fees. The Borrower agrees to pay to the Agent, for the Agent’s individual account, an annual Agent’s fee, such fee to be payable in such amounts and at such dates as agreed to in the Fee Letter.

4.7.      Pro Rata Payments. Except as otherwise specified herein, (a) each payment on account of the principal of and interest on Loans, the fees described in Sections 4.6(a) and 4.6(b), and Swing Line Loans and Reimbursement Obligations as to which the Lenders have funded their respective Participations which remain outstanding, shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, and (b) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

4.8.   Computation of Rates and Fees. Interest on all Base Rate Loans computed by reference to the prime rate shall be computed on the basis of a year of 365/366 days and calculated for actual days elapsed. Except as provided above, all interest rates (including each Eurodollar Rate and the Default Rate) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

4.9.   Deficiency Advances; Failure to Purchase Participations. No Lender shall be responsible for any default of any other Lender in respect to such other Lender’s obligation to make any Loan or Advance hereunder or to fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment or Letter of Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of Section 4.10, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a “deficiency advance”) and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (ii)) shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by a Borrower on each Loan comprising the deficiency advance at the Federal Funds Rate, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon, provided further, in no event shall any deficiency advance by the Agent in any particular instance constitute an obligation on the Agent to advance any subsequent deficiency advances. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Issuing Bank or Bank of America as the Swing Line lender, as applicable, such Lender shall pay to the Issuing Bank or Bank of America as the Swing Line lender, as applicable, such amount on demand, together with interest at the Federal Funds Rate on the amount so due from the date of such notice to the date such purchase price is received by the Issuing Bank or Bank of America as the Swing Line lender, as applicable.

4.10.   Intraday Funding. Without limiting the provisions of Section 4.9, unless the Borrower or any Lender has notified the Agent not later than 12:00 Noon of the Business Day before the date any payment (including in the case of Lenders any Advance) to be made by it is due, that it does not intend to remit such payment, the Agent may, in its discretion, assume that the Borrower or each Lender, as the case may be, has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the Agent in the manner required hereunder, then:

(i)   if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at the Federal Funds Rate; and

(ii)   if any Lender failed to make such payment, the Agent shall be entitled to recover such corresponding amount forthwith upon the Agent’s demand therefor, the Agent promptly shall notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent in immediately available funds upon receipt of such demand. The Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate or (B) from the Borrower, at a rate per annum equal to the interest rate applicable to the Loan which includes such corresponding amount. Until the Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a deficiency advance within the meaning of Section 4.9. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

ARTICLE V

Security

5.1.   Security. As security for the full and timely payment and performance of all Obligations, the Borrower shall, and shall cause all other Credit Parties to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Collateral Agent for the benefit of the Credit Secured Parties a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws).

5.2.   Pledged Stock. Without limiting the generality of Section 5.1, the Parent and each other Guarantor having rights in any Subsidiary Securities shall on the Closing Date deliver to the Collateral Agent, in form and substance satisfactory to the Agent and the Collateral Agent, (A) a Pledge Agreement which shall pledge to the Collateral Agent for the benefit of the Credit Secured Parties (i) 65% of the Voting Securities of each Direct Foreign Subsidiary (or if the Parent or any of its Subsidiaries shall own less than 65%, then all of the Voting Securities owned by them) and 100% of the other Subsidiary Securities of such Direct Foreign Subsidiary, and (ii) all of the Subsidiary Securities of all Domestic Subsidiaries of the Parent, (B) if such Subsidiary Securities are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, (C) if such Subsidiary Securities do not constitute securities and the Subsidiary has not elected to have such interests treated as securities under Article 8 of the Uniform Commercial Code, a control agreement sufficient to confer control (within the meaning of Section 9-106 of the Uniform Commercial Code), and (D) Uniform Commercial Code financing statements reflecting the Lien in favor of the Collateral Agent on such Subsidiary Securities, each in form and substance acceptable to the Agent and the Collateral Agent, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Instruments or otherwise as the Collateral Agent or the Agent may request to effect the transactions contemplated by this Article V. The Borrower and the Parent shall, and shall cause each of their Subsidiaries to, pledge to the Collateral Agent for the benefit of the Credit Secured Parties (and as appropriate to reaffirm its prior pledge of) all of the Subsidiary Securities which may be issued or acquired after the Closing Date, and to deliver to the Collateral Agent all of the documents and instruments in connection therewith as are required pursuant to the terms of Section 9.19 and of the Security Instruments.

5.3.   Further Assurances. At the request of the Agent or the Collateral Agent, the Borrower will or will cause all other Credit Parties, as the case may be, to execute, by its duly authorized officers, alone or with the Agent or the Collateral Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent or the Collateral Agent reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Collateral Agent contemplated hereby and by the other Loan Documents and specifically including all Subsidiary Securities and all other Collateral acquired by the Borrower or other Credit Party after the Closing Date. The Collateral Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Borrower or any Credit Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrower or any other Credit Party as “debtor” and the Collateral Agent as “secured party”, and continuations thereof and amendments thereto, as the Agent or the Collateral Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

5.4.   Information Regarding Collateral. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Credit Party (each, a “Grantor”) at the Closing Date is located at the address or addresses specified on Schedule 5.4, and (ii) Schedule 5.4 contains a true and complete list of (a) the exact legal name, jurisdiction of formation, and address of each Grantor, (b) the exact legal name, jurisdiction of formation, and each location of the chief executive office of each Grantor at any time since December 1, 1999, and (c) each trade name, trademark or other trade style used by any Grantor since January 1, 2004 and the purposes for which it was used. Borrower shall not change, and shall not permit any other Grantor to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than thirty (30) days’ prior written notice to the Agent and the Collateral Agent and taking or causing to be taken all such action at Borrower’s or such other Grantor’s expense as may be reasonably requested by the Agent or the Collateral Agent to perfect or maintain the perfection of the Lien of the Collateral Agent in Collateral.

5.5.   Collateral Agent. Each Lender from time to time party hereto, the Agent and the Borrower hereby irrevocably consents to the service by Bank of America in the capacity of Collateral Agent.

ARTICLE VI

Change in Circumstances

6.1.   Increased Cost and Reduced Return.

(a)   If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

(i)   shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

(ii)   shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

(iii)   shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 6.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(b)   If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c)   Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 6.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 6.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

(d)   The provisions of this Section 6.1 shall continue in effect notwithstanding the Facility Termination Date.

6.2.   Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

(a)   the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

(b)   the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

6.3.   Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender’s obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 6.4 shall be applicable).

6.4.   Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 6.1 or 6.3 hereof (Loans of such Type being herein called “Affected Loans” and such Type being herein called the “Affected Type”), such Lender’s Affected Loans shall be automatically Converted into Base Rate Loans, having a Base Rate as elected by the Borrower, on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 6.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 6.1 or 6.3 hereof that gave rise to such Conversion no longer exist:

(a)   to the extent that such Lender’s Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its Base Rate Loans; and

(b)   all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, having a Base Rate as elected by the Borrower, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans, having a Base Rate as elected by the Borrower.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 6.1 or 6.3 hereof that gave rise to the Conversion of such Lender’s Affected Loans pursuant to this Section 6.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

6.5.   Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

(i)   any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11.1) on a date other than the last day of the Interest Period for such Loan; or

(ii)   any failure by the Borrower (for any reason, including the failure of any condition precedent specified in Article VII to be satisfied, other than the failure of such Lender to make a Loan notwithstanding satisfaction of all conditions precedent thereto) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

The provisions of this Section 6.5 shall continue in effect notwithstanding the Facility Termination Date.

6.6.   Taxes.

(a)     Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 13.2, the original or a certified copy of a receipt evidencing payment thereof.

(b)   In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c)   The Borrower agrees to indemnify each Lender, the Agent and the Collateral Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 6.6) paid by such Lender, the Agent or the Collateral Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

(d)   Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, and (iii) in the case of any such Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

(e)   For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 6.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 6.6(a) or 6.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(f)   If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 6.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

(g)   Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

(h)   The provisions of this Section 6.6 shall continue in effect notwithstanding the Facility Termination Date.

ARTICLE VII

Conditions to Making Loans and Issuing Letters of Credit

7.1.   Conditions of Initial Advance. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of Bank of America to make any Swing Line Loan, is subject to the conditions precedent that:

(a)   the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

(i)   executed originals of each of this Agreement, the Notes, the initial Facility Guaranties of the Parent and each direct and indirect Domestic Subsidiary of the Parent or the Borrower, the Security Instruments, and the other Loan Documents, together with all schedules and exhibits thereto;

(ii)   the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Credit Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Helms Mulliss & Wicker, PLLC, special counsel to the Agent, substantially in the form of Exhibit G;

(iii)   resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

(iv)   specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of each of the Credit Parties, certified by the secretary or assistant secretary of such Credit Party;

(v)   the Organizational Documents of each of the Credit Parties certified as of a recent date by the Secretary of State of its state of organization;

(vi)   Operating Documents of each of the Credit Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

(vii)   certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

(viii)   appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

(ix)   notice of appointment of the initial Authorized Representative(s);

(x)   a copy of the executed certificate of an Authorized Representative dated as of September 30, 2004 demonstrating compliance with the financial covenants contained in Sections 10.1(a) through 10.1(c) and 10.8 of the Existing Credit Agreement as of September 30, 2004;

(xi)   evidence of all insurance required by the Loan Documents;

(xii)   an initial Borrowing Base Certificate for the most recently ended fiscal quarter, an initial Borrowing Notice and, if elected by the Borrower, Interest Rate Selection Notice;

(xiii)   evidence of the filing of Uniform Commercial Code financing statements and, as appropriate, amendments to previously filed financing statements, reflecting the filing in all places required by applicable law to perfect the Liens of the Collateral Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Collateral Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require, including without limitation, the delivery by the Parent, the Borrower, and other applicable Credit Parties of all stock certificates evidencing Pledged Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto;

(xiv)   evidence that all fees payable by the Borrower on the Closing Date to the Agent, BAS and the Lenders have been paid in full, including the due diligence expenses of the Agent and the fees and expenses of counsel for the Agent to the extent invoiced prior to or on the Closing Date (which may include amounts constituting reasonable estimates of such fees and expenses incurred or to be incurred in connection with the transaction; provided that no such estimate shall thereafter preclude the final settling of accounts as to such fees and expenses);

(xv)   Uniform Commercial Code search results showing only those Liens as are acceptable to the Lenders;

(xvi)   a certificate of the President or chief financial officer of the Borrower as to the matters described in Section 7.1(b);

(xvii)   evidence satisfactory to the Agent of the repayment of all accrued interest and fees owing by the Borrower under the Existing Credit Agreement (including, without limitation, all accrued interest and fees with respect to any Loans and Letters of Credit (each as defined in the Existing Credit Agreement) whether or not such Loans or Letters of Credit are continued as Loans or Letters of Credit hereunder), and the continuation of all Liens granted in respect thereof pursuant to the terms of the Security Instruments;

(xviii)   copies of all documents governing or evidencing the Permitted Receivables Securitization, all as in effect as of the Closing Date, certified by the Secretary or an Assistant Secretary of the Borrower to be true, correct and complete copies thereof;

(xix)   such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

(b)   In the good faith judgment of the Agent and the Lenders:

(i)   there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since December 31, 2003, that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)   no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or, to the knowledge of the Borrower, threatened which could reasonably be likely to result in a Material Adverse Effect; and

(iii)   the Credit Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which will not have a Material Adverse Effect.

Without limiting the generality of the provisions of Section 12.2, for purposes of determining compliance with the conditions specified in this Section 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

7.2.   Conditions of Revolving Loans and Letters of Credit. The obligations of the Lenders to make any Revolving Loans, and the Issuing Bank to issue (or renew) Letters of Credit and Bank of America to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

(a)   the Agent or, in the case of Swing Line Loans, Bank of America shall have received a Borrowing Notice if required by Article II;

(b)   the representations and warranties of the Credit Parties set forth in Article VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 8.6(a) shall be deemed (solely for the purpose of the representation and warranty contained in such Section 8.6(a) but not for the purpose of any cross reference to such Section 8.6(a) or to the financial statements described therein contained in any other provision of Section 8.6 or elsewhere in Article VIII) to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 9.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

(c)   in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letters of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

(d)   at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in Article XI shall have occurred and be continuing; and

(e)   immediately after giving effect to:

(i)   a Revolving Loan, the aggregate principal balance of all outstanding Revolving Loans for each Lender shall not exceed such Lender’s Revolving Credit Commitment;

(ii)   a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender’s Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

(iii)   a Swing Line Loan, the Swing Line Outstandings shall not exceed $10,000,000; and

(iv)   a Revolving Loan, Swing Line Loan or a Letter of Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed the lesser of (i) the Total Revolving Credit Commitment or (ii) the Borrowing Base.

ARTICLE VIII

Representations and Warranties

The Borrower represents and warrants with respect to itself and to its Subsidiaries and each other Credit Party, and the Parent represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans and issuing of Letters of Credit), that:

8.1.      Organization and Authority.

(a)   The Borrower, the Parent and each of their Subsidiaries and each other Credit Party is a corporation, limited liability company or partnership, as the case may be, duly organized and validly existing under the laws of the jurisdiction of its formation;

(b)   The Borrower, the Parent and each of their Subsidiaries and each other Credit Party (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify could have a Material Adverse Effect,

(c)   The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

(d)   Each Credit Party (other than the Borrower) has the power and authority to execute, deliver and perform the Facility Guaranties and each of the other Loan Documents to which it is a party; and

(e)   When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

8.2.   Loan Documents. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party:

(a)   have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;

(b)   do not violate any provisions of (i) any applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party;

(c)   does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

(d)   does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any Subsidiary of the Borrower or the Parent except any Liens in favor of the Credit Secured Parties created by the Security Instruments.

8.3.   Solvency. Each Credit Party is Solvent after giving effect to the transactions contemplated by the Loan Documents.

8.4.   Subsidiaries and Stockholders. The Borrower and the Parent have no Subsidiaries other than those Persons listed as Subsidiaries thereof in Schedule 8.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 9.19; Schedule 8.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by the Parent, the Borrower or by any such Subsidiary thereof; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and the Borrower, the Parent and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 8.4, free and clear of any Lien except for Liens in favor of the Collateral Agent, for the benefit of the Credit Secured Parties. Each Subsidiary of the Parent (other than the Borrower) existing as of the Closing Date has entered into a Facility Guaranty delivered at Closing.

8.5.   Ownership Interests. Neither the Borrower nor the Parent owns an interest in any Person other than the Persons listed in Schedule 8.4, equity investments in Persons not constituting Subsidiaries permitted under Section 10.6 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 9.19.

8.6.   Financial Condition.

(a)   The Parent has heretofore furnished to each Lender an audited consolidated and related consolidating balance sheet of the Parent and its Subsidiaries as at December 31, 2003 and the notes thereto and the related consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Year then ended as examined and certified by KPMG LLP, and unaudited consolidated and consolidating interim financial statements of the Parent and its Subsidiaries consisting of a consolidated and consolidating balance sheets and related consolidated statements of income, stockholders’ equity and cash flows, in each case without notes, for and as of the end of the  nine (9) month period ending September 30, 2004. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Parent and its Subsidiaries as of the end of such Fiscal Year and nine (9) month period and results of their operations and the changes in its stockholders’ equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

(b)   since the later of (i) the date of the audited financial statements delivered pursuant to Section 8.6(a) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to Section 9.1(a) hereof, there has not occurred any event, condition or circumstance including but limited to any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God which has had or could reasonably be expected to have a Material Adverse Effect; and

(c)   except as set forth in the financial statements referred to in Section 8.6(a) or in Schedule 8.6 or permitted by Section 10.4, neither the Parent nor any Subsidiary of the Parent has incurred, other than in the ordinary course of business, (i) any material Indebtedness or Contingent Obligation which remains outstanding or unsatisfied, or (ii) any other commitment or liability which remains outstanding or unsatisfied which has had or could reasonably be expected to have a Material Adverse Effect.

8.7.   Title to Properties. The Borrower, the Parent and each of their Subsidiaries and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 8.7 and Liens permitted by Section 10.3.

8.8.   Taxes. Except as set forth in Schedule 8.8, the Borrower, the Parent and each of their Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 8.6(a) or Sections 9.1(a) or (b) and satisfactory to the Borrower’s independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

8.9.   Other Agreements. No Credit Party nor any Subsidiary thereof is

(a)   a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

(b)   in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party or any Subsidiary thereof is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

8.10.   Litigation. Except as set forth in Schedule 8.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower or the Parent, threatened by or against the Borrower or the Parent or any of their Subsidiaries or any other Credit Party or affecting the Borrower or the Parent or any of their Subsidiaries or any other Credit Party or any properties or rights of the Borrower or the Parent or any of their Subsidiaries or any other Credit Party, which could reasonably be likely to have a Material Adverse Effect.

8.11.   Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock (other than shares of common stock of the Parent to be purchased by the Parent in connection with a Permitted Share Repurchase, provided that all such Permitted Share Repurchases have been (to the extent consummated prior to the date hereof) and will be consummated, and the shares of stock so purchased have been (to the extent acquired prior to the date hereof) and will be retired, or limited in amount, as shall be necessary for compliance with Regulation U (12 CFR Part 221) as the same may be applicable to Permitted Share Repurchases from time to time), or for any other purpose which violates or which would be inconsistent with Regulation U (12 CFR Part 221) or Regulation X (12 CFR Part 224) of the Board. Neither the Borrower, the Parent, nor any agent acting in their behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto or any use of proceeds of Loans to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

8.12.   Regulated Company. No Credit Party is (i) an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. § 80a-1, et seq.) or (ii) a “holding company” or a “subsidiary company” or “affiliate” of a “holding company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

8.13.   Patents, Etc. The Borrower and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets, copyrights and know-how necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person; all the foregoing which is not owned by the Borrower or such Credit Party is licensed thereto by CIP pursuant to a Licensing Agreement.

8.14.   No Untrue Statement. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

8.15.   No Consents, Etc. Neither the respective businesses or properties of the Credit Parties or any Subsidiary thereof, nor any relationship among the Credit Parties or any Subsidiary thereof and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

8.16.   Employee Benefit Plans.

(a)   The Borrower, the Parent and each ERISA Affiliate are in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined or the Borrower or the Parent or their Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Borrower or the Parent or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

(b)   Neither the Borrower, the Parent nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

(c)   No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower, the Parent, nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

(d)   The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

(e)   To the best of the Borrower’s and the Parent’s knowledge, each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or the Parent or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules;

(f)   The consummation of the Loans provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

(g)   No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

8.17.   No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.

8.18.   Environmental Laws. The Borrower, the Parent, and each of their Subsidiaries is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals except for any non-compliance that could not reasonably be expected to cause any Material Adverse Effect. Except as would not reasonably be expected to cause any Material Adverse Effect, neither the Borrower, the Parent, nor any of their Subsidiaries has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower, the Parent, nor any of their Subsidiaries is aware of any fact or facts, which (a) call into question, or could reasonably be expected to call into question, compliance by the Borrower, the Parent, or any of their Subsidiaries with any Environmental Laws, (b) could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower’s, the Parent’s, or any of their Subsidiaries’ business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) could reasonably be expected to form the basis of a meritorious proceeding to cause any property of the Borrower, the Parent, or any of their Subsidiaries or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

8.19.   Employment Matters. (a) None of the employees of the Borrower, the Parent, or any of their Subsidiaries is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower or the Parent, threatened against the Borrower, the Parent, or any of their Subsidiaries or between the Borrower, the Parent, or any of their Subsidiaries and any of its employees, other than such matters, but excluding any matters concerning collective bargaining agreements, which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)   Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower, the Parent and each of their Subsidiaries is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower and the Parent, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

ARTICLE IX

Affirmative Covenants

Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, each of the Borrower and the Parent, as applicable, will, and where applicable will cause each of their Subsidiaries to:

9.1.   Financial Reports, Etc. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Parent, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of KPMG LLP, or other such independent certified public accountants selected by the Parent and meeting the requirements set forth in Section 10.18, as to whether such financial statements are free of material misstatement and which are unqualified as to the scope of the audit performed, the absence of material misstatement, and as to the “going concern” status of the Parent and without any exception not acceptable to the Required Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 10.1(a) through 10.1(c) and 10.8, which certificate shall be in the form of Exhibit H;

(b)   as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Parent and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 9.1(a)(ii);

(c)   together with each delivery of the financial statements required by Section 9.1(a)(i), deliver to the Agent and each Lender a letter from the Parent’s accountants specified in Section 9.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 9.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower or the Parent in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

(d)   promptly upon their becoming available to the Parent, the Parent shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which the Parent or any of its Subsidiaries shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Parent or any of its Subsidiaries to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Parent, the Borrower or any of their Subsidiaries by independent accountants in connection with any annual, interim or special audit of the Borrower or any of its Subsidiaries;

(e)   as soon as practical and in any event within forty-five (45) days after the end of each fiscal quarter, the Borrower shall deliver to the Agent and each Lender a Borrowing Base Certificate in the form of Exhibit K;

(f)   together with each delivery of the financial statements required by Section 9.1(a) and (b), an unaudited balance sheet for each of CVTI and Volunteer Insurance Limited as of the end of the fiscal period included in such financial statements and the related unaudited statements of income, stockholders’ equity and cash flows for each of CVTI and Volunteer Insurance Limited for such period, together with consolidating statements or other reconciliations reflecting all eliminations or adjustments necessary to reconcile such financial statements to the consolidated financial statements of the Parent and its Subsidiaries; and

(g)   promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding the Parent’s, the Borrower’s, or any Subsidiary’s operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

Documents required to be delivered pursuant to Section 9.1(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission (or any successor thereto)) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 13.2; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrower shall notify the Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Borrowing Base Certificates required by Section 9.1(e) to the Agent. Except for such Borrowing Base Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Agent and/or BAS will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Agent, the Issuing Bank and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”

9.2.   Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens, all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

9.3.   Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 10.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

9.4.   Taxes. Pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties, except liabilities being contested in good faith by appropriate proceedings diligently conducted provided that (i) adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and (ii) any Lien arising in connection with any such contest shall be permitted to exist to the extent provided in Section 10.3.

9.5.   Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers’ compensation laws (or in the alternative, maintain required reserves if self-insured for workers’ compensation purposes) and against loss by reason of business interruption, such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions reasonably deemed adequate by the Parent and to be in form reasonably satisfactory to the Agent. Each of the policies of insurance described in this Section 9.5 shall provide that the insurer shall give the Agent not less than thirty (30) days’ prior written notice before any such policy shall terminate or be terminated, lapse or be altered in any manner.

9.6.   True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

9.7.   Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect at any time any of the properties, corporate books and financial reports of the Borrower, the Parent, or any of their Subsidiaries (provided that any such visit or inspection shall be at the Borrower’s expense (i) during the continuance of an Event of Default and (ii) otherwise up to once during any Fiscal Year), and to discuss its affairs, finances and accounts with its principal officers and, if applicable, independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

9.8.   Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.9.   Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.10.   Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower and the Parent in Sections 9.2 through 9.9, and 9.18 inclusive.

9.11.   Officer’s Knowledge of Default. Upon any officer of the Borrower or the Parent obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower, the Parent or any of their Subsidiaries or any other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower, the Parent, such Subsidiary or other Credit Party proposes to take with respect thereto.

9.12.   Suits or Other Proceedings. Upon any officer of the Borrower or the Parent obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or the Parent or any of their Subsidiaries or other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or the Parent or any of their Subsidiaries or any other Credit Party, making a claim or claims in an aggregate amount greater than $10,000,000 not covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

9.13.   Notice of Environmental Complaint or Condition. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or the Parent or any of their Subsidiaries relating to any (a) violation or alleged violation by the Borrower or the Parent or any of their Subsidiaries of any applicable Environmental Law; (b) release or threatened release by the Borrower or the Parent or any of their Subsidiaries, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of Borrower or the Parent or any of their Subsidiaries, or at any facility or property owned or leased or operated by Borrower or the Parent or any of their Subsidiaries, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of Borrower or the Parent or any of their Subsidiaries for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, in each case as reasonably would be expected to have a Material Adverse Effect.

9.14.   Environmental Compliance. If Borrower or the Parent or any of their Subsidiaries shall receive any letter, notice, complaint, order, directive, claim or citation alleging that Borrower or the Parent or any of their Subsidiaries has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower, the Parent and any such Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability.

9.15.   Indemnification. Without limiting the generality of Section 13.9, each of the Parent, the Borrower and any respective Subsidiary of either of them hereby agrees to indemnify and hold the Agent, the Collateral Agent and the Lenders and any affiliate of any Lender party to a Swap Agreement, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys’, consultants’ or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or the Parent or any of their Subsidiaries or with respect to any property owned, operated or leased by the Borrower or the Parent or any of their Subsidiaries or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of the Borrower or the Parent or any of their Subsidiaries, or on or with respect to property owned or leased or operated by the Borrower or the Parent or any of their Subsidiaries. The provisions of this Section 9.15 shall continue in effect notwithstanding the Facility Termination Date.

9.16.      Further Assurances. At the Borrower’s cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent and the Collateral Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents.

9.17.   Employee Benefit Plans.

(a)   With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower, the Parent, or any of their ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower, the Parent or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower, the Parent or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or under any Foreign Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit Law) by the due date;

(b)   Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt “prohibited transaction,” as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower, the Parent or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

(c)   With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Parent, Borrower or any ERISA Affiliate of the PBGC’s or any Governmental Authority’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, the Parent or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (d) all notices received by the Borrower, the Parent or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower and the Parent will notify the Agent in writing within five (5) Business Days of the Borrower, the Parent or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower, the Parent or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

9.18.   Continued Operations. Continue at all times to conduct its business of transporting freight and engage principally in the same line or lines of business of transporting freight substantially as heretofore conducted.

9.19.   New Subsidiaries. Simultaneously with the acquisition or creation of any Subsidiary of the Borrower or the Parent, the Borrower and the Parent shall cause to be delivered to the Agent and the Collateral Agent (or to either of them as may be specified) each of the following:

(a)   to the Agent, if such Subsidiary is a Domestic Subsidiary, a Subsidiary Guaranty Joinder Agreement executed by such Subsidiary;

(b)   if the Subsidiary Securities issued by such Subsidiary that are, or are required to become, Pledged Interests, shall be owned by the Borrower or by a Subsidiary of the Parent or the Borrower who has not then executed and delivered to the Collateral Agent a Pledge Agreement granting a Lien to the Collateral Agent, for the ratable benefit of the Credit Secured Parties, in such equity interests, a Pledge Joinder Agreement executed by the Borrower or by the Subsidiary that directly owns such Subsidiary Securities, with appropriate conforming changes (or, as to the Pledged Interests issued by any Direct Foreign Subsidiary of the Borrower or the Parent, in a form acceptable to the Agent and the Collateral Agent), and if such Subsidiary Securities shall be owned by the Parent or a Subsidiary of the Parent who has previously executed a Pledge Agreement or Pledge Joinder Agreement, a Pledge Agreement Supplement in the form required by such Pledge Agreement pertaining to such Subsidiary Securities;

(c)   to the Collateral Agent, if the Pledged Interests issued by such Subsidiary constitute securities under Article 8 of the Uniform Commercial Code (i) the certificates representing 100% of such Subsidiary Securities and (ii) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

(d)      (i) Uniform Commercial Code financing statements on form UCC-1 or otherwise duly executed by the pledgor as “Debtor” and naming the Collateral Agent, for the benefit of the Credit Secured Parties, as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Collateral Agent and the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Collateral Agent, for the benefit of the Credit Secured Parties, the Lien on such Subsidiary Securities and (ii) if the Pledged Interests issued by such Subsidiary do not constitute securities and such Subsidiary has not elected to have such interests treated as securities under Article 8 of the applicable Uniform Commercial Code, a control agreement sufficient to confer control (within the meaning of Section 9-106 of the Uniform Commercial Code), and otherwise in form and substance acceptable to the Agent and the Collateral Agent;

(e)   an opinion of counsel to such Subsidiary dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this Section 9.19 and addressed to the Collateral Agent, the Agent, and the Lenders, in form and substance reasonably acceptable to the Agent and the Collateral Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 7.1(a)); and

(f)   current copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents, Operating Documents or applicable law, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 9.19.

ARTICLE X

Negative Covenants

Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, neither the Borrower nor the Parent will, nor will either permit any Subsidiary to:

10.1.   Financial Covenants.

(a)   Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than (i) $160,000,000 from the Closing Date until (but excluding) the last day of the fiscal quarter that includes the Closing Date (the “Closing Date Quarter”), and (ii) as at the last day of each fiscal quarter of the Parent ending after the Closing Date and until (but excluding) the last day of the next following fiscal quarter of the Parent, the sum of (A) the amount of Consolidated Tangible Net Worth required to be maintained pursuant to this Section 10.1(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the Closing Date Quarter, required to be maintained as of the Closing Date), plus (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Parent ending on such day (including within “Consolidated Net Income” certain items otherwise excluded, as provided for in the definition of “Consolidated Net Income”), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Parent resulting from the issuance, sale or exchange of equity securities or other capital investments.

(b)   Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any Four-Quarter Period to be greater than 3.00 to 1.00.

(c)   Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Four-Quarter Period to be less than 1.20 to 1.00.

10.2.   Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are closely related to one or more line or lines of business conducted by the Borrower, the Parent, or its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Parent or a wholly-owned Subsidiary of the Parent, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Parent or a wholly-owned Subsidiary of the Parent), and (iv) after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred in any Fiscal Year (on a noncumulative basis, with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period) shall not exceed twenty percent (20%) of Consolidated Total Assets as of the end of the immediately preceding Fiscal Year.

10.3.   Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower, the Parent, or any of their Subsidiaries (except for Transplace.com), other than:

(a)   Liens created under the Security Instruments in favor of the Collateral Agent for the benefit of the Credit Secured Parties, and otherwise existing as of the date hereof and as set forth in Schedule 8.7;

(b)   Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves are being maintained in accordance with GAAP, which Liens are not yet exercisable to effect the sale or seizure of property subject thereto;

(c)   statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens arising in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves are being maintained in accordance with GAAP, which Liens are not yet exercisable to effect the sale or seizure of property subject thereto;

(d)   Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, surety and appeal bonds (not in excess of $5,000,000), contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

(e)   easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower, the Parent or any of their Subsidiaries and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower, the Parent or any of their Subsidiaries;

(f)   purchase money Liens to secure Indebtedness permitted under Section 10.4(d); provided that no such Lien shall extend to any property other than the assets purchased with the proceeds of such Indebtedness;

(g)   Liens arising in connection with Capital Leases permitted under Section 10.4; provided that no such Lien shall extend to any property other than the assets subject to such Capital Leases;

(h)   Liens securing financing permitted by Section 10.4(j); and

(i)   Liens on accounts receivable and proceeds thereof arising in connection with the transfer thereof pursuant to a Permitted Receivables Securitization.

10.4.   Indebtedness. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

(a)   Indebtedness existing as of the Closing Date as set forth in Schedule 8.6, provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of enforcement, conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

(b)   Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

(c)   the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(d)   purchase money Indebtedness not to exceed an aggregate outstanding principal amount at any time of $40,000,000;

(e)   Indebtedness arising from Rate Hedging Obligations permitted under Section 10.15;

(f)   Subordinated Indebtedness;

(g)   unsecured intercompany Indebtedness for loans and advances made by the Borrower or any Subsidiary to the Parent or any other Guarantor which collectively do not exceed at any time in aggregate principal amount the sum of Revolving Credit Outstandings at such time plus amounts available at such time under the Revolving Credit Facility for borrowing by the Borrower as Revolving Loans;

(h)   additional unsecured Indebtedness consisting of loans and advances made by Volunteer Insurance Limited, a direct or indirect Subsidiary of the Parent, to the Borrower or the Parent, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (h) shall in no event exceed $10,000,000 at any time for each of the Borrower, the Parent and each Subsidiary in the aggregate.

(i)   additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (h) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (i) shall in no event exceed $5,000,000 at any time for each of the Borrower, the Parent and each Subsidiary in the aggregate;

(j)   Indebtedness secured by real property, Synthetic Lease Obligations and sale and leaseback obligations relating to real property, provided that the aggregate of (i) the outstanding principal amount of all Indebtedness secured by real property, (ii) the outstanding principal amount of all Indebtedness arising under Synthetic Lease Obligations, and (iii) the present value (calculated at a reasonable discount rate acceptable to the Agent) of the aggregate amount of all future lease payments incurred, acquired or assumed by the Borrower, the Parent or any of their Subsidiaries relating to the sale and leaseback of real property shall in no event exceed $60,000,000 at any time;

(k)   Indebtedness arising in connection with any Permitted Receivables Securitization; and

(l)   Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred under clauses (a), (d), (f), (h) and (i) of this Section 10.4, provided that (A) the terms of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) are no less favorable to the Agent and the Lenders than the terms of the Indebtedness as in effect prior to such action, and provided further that immediately before and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing, and (B) notwithstanding anything in the foregoing to the contrary, any renewal (other than annual renewals, which are specifically permitted), refunding or refinancing of the Permitted Receivables Securitization or any Synthetic Lease Obligations that may arise shall require the consent of the Agent and the Required Lenders.

10.5.   Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of the Borrower, the Parent or any Subsidiary of either, other than (a) dispositions of inventory in the ordinary course of business, (b) dispositions of equipment or other property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower or the Parent, no longer best used or useful in its business or that of any Subsidiary, (c) dispositions of accounts receivable in connection with a Permitted Receivables Securitization, (d) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 10.7 or to sale and leaseback transactions permitted by Section 10.13, and (e) the disposition of Eligible Securities in the ordinary course of management of the investment portfolios of the Borrower, the Parent, and their Subsidiaries.

10.6.   Investments. Purchase, own, invest in (by capital contribution, purchase of equity interest or otherwise) or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except:

(a)   securities of any Person acquired in an Acquisition permitted hereunder, or securities acquired in connection with a Permitted Share Repurchase;

(b)   Eligible Securities;

(c)   investments existing as of the date hereof and as set forth in Schedule 8.4;

(d)   accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; and

(e)   investments in Subsidiaries which are Guarantors (and including Transplace.com) and investments by the Parent in the Borrower;

(f)      loans by the Borrower or any Subsidiary to the Parent or to any other Guarantor as described in Section 10.4(g);

(g)   additional loans, advances and investments not otherwise covered by clauses (a) through (f) above in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

10.7.   Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it; provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly-owned Subsidiary of the Borrower, (ii) any other Subsidiary of the Parent (other than the Borrower) may merge with the Parent or any other Subsidiary of the Parent, (iii) any other Person may merge into or consolidate with the Borrower or the Parent or any wholly-owned Subsidiary (the Borrower, the Parent or such Subsidiary being the surviving corporation) and (iv) any Subsidiary (other than the Borrower) may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 10.2, provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

10.8.   Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing, other than (i) Permitted Share Repurchases and (ii) cash dividends declared by the board of directors of the Parent and paid thereby to its stockholders; provided that the sum of (i) and (ii) from the Closing Date until the Stated Termination Date, shall not exceed the sum of $32,762,512 plus 50% of the Consolidated Net Income for each fiscal quarter commencing September 30, 2004 (such amount reduced by 100% of the amount of any negative Consolidated Net Income during any such period).

10.9.   Transactions with Affiliates. Other than transactions permitted under Sections 10.6 and 10.7, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Parent, except (a) that such Persons may render services to the Parent or its Subsidiaries for compensation at substantially the same or more favorable rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Parent or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Parent or such Subsidiary, (c) in either case (a) or (b) such transactions are in the ordinary course of business and pursuant to the reasonable requirements of the Parent’s (or any Subsidiary’s) business consistent with past practice of the Parent and its Subsidiaries and upon fair and reasonable terms no less favorable to the Parent (or any Subsidiary) than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate, and (d) any other transactions that amount to less than $1,000,000 in the aggregate annually ..

10.10.   Compliance with ERISA, the Code and Foreign Benefit Laws. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

(a)   permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower, the Parent or any ERISA Affiliate to the PBGC or to any Governmental Authority; or

(b)   permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

(c)   permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

(d)   fail to make any contribution or payment to any Multiemployer Plan which the Borrower, the Parent or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

(e)   engage, or permit any Subsidiary or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

(f)   permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or the Parent or any ERISA Affiliate or increase the obligation of the Borrower or the Parent or any ERISA Affiliate to a Multiemployer Plan; or

(g)   fail, or permit the Borrower or the Parent or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

10.11.   Fiscal Year. Change its Fiscal Year.

10.12.   Dissolution, Etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 10.7.

10.13.   Limitations on Sales and Leasebacks. Enter into any arrangement or arrangements with any Person providing for the leasing by the Borrower, the Parent or any Subsidiary of either of real or personal property, whether now owned or hereafter acquired in a single transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower, the Parent or any of their Subsidiaries to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower, the Parent or any of their Subsidiaries, except for any such arrangements entered into in connection with (i) the Synthetic Lease Obligations, (ii) any sale and leaseback arrangement relating to the real property where the present value (calculated at a reasonable discount rate acceptable to the Agent) of the aggregate amount of all future lease payments incurred, acquired or assumed by the Borrower, the Parent or any of their Subsidiaries does not at any time exceed $60,000,000 less the sum of (A) the outstanding principal amount of all Indebtedness secured by real property and (B) the outstanding principal amount of all Indebtedness arising under Synthetic Lease Obligations, and (iii) the truck and trailer leasing program in an aggregate amount not to exceed in any Fiscal Year the sum of (A) $25,000,000 plus (B) 50% of the aggregate amount of Consolidated Net Income for each fiscal quarter commencing with the fiscal quarter ended September 30, 2004 (such amount reduced by 100% of the amount of any negative Consolidated Net Income during any such fiscal quarter), as presently conducted and disclosed to the Agent and Lenders and hereafter conducted in accordance with such past practices; provided that not later than ten (10) Business Days prior to any additional truck or trailer sale and leaseback occurring after the Closing Date, the Parent and the Borrower shall deliver (i) an adjusted Borrowing Base Certificate giving pro forma effect to such sale and leaseback and (ii) a certificate of an Authorized Representative demonstrating pro forma compliance with the financial covenants contained in Article X, substantially in the form of Exhibit H, the covenant calculations in which shall be determined on a historical pro forma basis as of the Four-Quarter Period most recently ended and shall give pro forma effect to all lease payments incurred, acquired or assumed in connection with such transaction calculated as if all such lease payments had been incurred as of the first day of such Four-Quarter Period.

10.14.   Change of Control. Cause, suffer or permit to exist or occur any Change of Control.

10.15.   Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except (i) pursuant to Swap Agreements in an aggregate notional amount not to exceed at any time 50% of the Total Revolving Credit Commitment or as otherwise agreed by the Borrower and the Agent and (ii) diesel fuel forward purchase contracts, commitments and options entered into in the ordinary course of business, consistent with past practices, and not for speculative purposes.

10.16.   Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower, the Parent or any of their Subsidiaries (other than Transplace.com) to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Liens on shares acquired in connection with a Permitted Share Repurchase, Liens on any other shares of “margin stock” as such term is defined in Regulation U (12 CFR Part 221) of the Board, and Liens on accounts receivable transferred in a Permitted Receivables Securitization; provided that the Borrower, the Parent and any of their Subsidiaries may enter into such an agreement in connection with, and that applies only to, real property which is collateral for Indebtedness permitted hereunder and property acquired with the proceeds of purchase money Indebtedness permitted hereunder subject to any Lien permitted by this Agreement and not released after the date hereof, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

10.17.   [Intentionally Omitted]

10.18.   Change in Accountants. Change its independent public accountants without the Agent’s consent, such consent not to be unreasonably withheld; provided, the Parent may change its public accountants without the consent of the Agent to an independent certified public accounting firm registered with the Public Company Accounting Oversight Board and of nationally recognized standing at the time of such change.

10.19.   Modification or Prepayment of Indebtedness and Certain Documentation.

(a)    Amend, modify or change in any manner any term or condition of any Indebtedness described in Section 10.4(a), (d), (f), (g), (h), (i), (j), (k) or (l), other than as permitted by Section 10.4(l), or any Subordination Agreement, the Receivables Purchase Agreement or any other document governing or evidencing a Permitted Receivables Securitization, or any document governing or evidencing Synthetic Lease Obligations, so that the terms and conditions thereof are any less favorable to the Agent and the Lenders than the terms thereof as of the Closing Date or as thereafter initially entered into in compliance with the terms of this Agreement, or deprive the Borrower or any Guarantor or other Subsidiary of the Parent as a party to any Licensing Agreement or Servicing Agreement of any license or right granted thereunder necessary or conducive to the operation of its trucking business;

(b)      Terminate, or cause, offer or permit to occur the termination of, any of the provisions of any of the Licensing Agreements or any of the Servicing Agreements;

10.20.   Partnerships. Become or be a general partner in any general or limited partnership except any partnership holding, solely, all or a portion of the equity interest in Transplace.com.

10.21.   Restrictive Agreements. Enter into or cause, suffer or permit to exist any other agreement or arrangement with any other Person which prohibits, limits or restricts the ability of (i) any Subsidiary of the Parent or of the Borrower to make any payments, directly or indirectly, to the Parent or the Borrower, respectively, by way of dividends, advances, repayments of loans or advances, or other returns on investments, or (ii) the Parent to make any equity investment in, capital contribution to or loan or advance to the Borrower or to any other Subsidiary of the Parent.

ARTICLE XI

Events of Default and Acceleration

11.1.   Events of Default. If any one or more of the following events (herein called “Events of Default”) shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

(a)   if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III or Article IV, at maturity, by acceleration or otherwise; or

(b)   if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable; or

(c)   if default shall be made in the performance or observance of any covenant set forth in Section 9.7, 9.11, 9.12, 9.19 or Article X; or

(d)   if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an officer of the Borrower or of the Parent becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent); or

(e)   if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to (A) the Permitted Receivables Securitization, (B) the Synthetic Lease Obligations, or (C) any other Indebtedness (other than the Loans and other Obligations) of the Borrower, the Parent or any Subsidiary of either in an amount or Rate Hedge Value, as applicable, not less than $2,500,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in (A) the Receivables Purchase Agreement, (B) any document governing or evidencing the Synthetic Lease Obligations, or (C) any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower, the Parent or any Subsidiary of the Parent, or (iii) with respect to any such Rate Hedging Obligation, any termination event shall occur as to which the Borrower, the Parent or any Subsidiary of the Parent is the “affected party” under the agreement or instrument governing such Rate Hedging Obligation, or (iv) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower, the Parent or any Subsidiary of either, and such default or event of default or termination shall continue for more than the period of grace, if any, therein specified, or such default or event of default or termination event shall permit the holder of or counterparty to any such Indebtedness (or any agent or trustee acting on behalf of one or more holders or counterparties) to accelerate the maturity of any such Indebtedness or terminate any agreement or instrument governing any such Rate Hedging Obligation; or

(f)   if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower, the Parent or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

(g)   if the Borrower, the Parent or any Subsidiary of either or other Credit Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

(h)   if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or the Parent or any Subsidiary of either or other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or the Parent or any Subsidiary of either or other Credit Party seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or the Parent or any Subsidiary of either or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or the Parent or any Subsidiary of either or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or the Parent or any Subsidiary of either or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

(i)      if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $2,000,000 is rendered against the Borrower or the Parent or any Subsidiary of either, or (ii) there is any attachment, injunction or execution against any of the Borrower’s or Parent’s or either of their Subsidiaries’ properties for any amount in excess of $2,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

(j)   if the Borrower, the Parent or any Subsidiary of either shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower, the Parent or such Subsidiary for a period of more than 60 days; or

(k)   if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

(A)   either or both of the following actions may be taken: (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of Bank of America to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, of Bank of America to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders; and

(B)   The Borrower shall, upon demand of the Agent or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Lenders); and

(C)   the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

11.2.   Agent to Act. In case any one or more Events of Default shall occur and not have been waived, subject to the provisions of Article XII, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies contained herein or in any other Loan Document, or as may be otherwise available at law or in equity.

11.3.   Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

11.4.   No Waiver. No course of dealing between the Borrower or the Parent and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

11.5.   Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article XI hereof, all payments received by the Agent hereunder, including amounts allocated and made available by the Collateral Agent to the Agent in respect of the obligations and liabilities of the Credit Parties under the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

(a)   the reasonable expenses incurred in connection with retaking, holding, preserving, processing, maintaining or preparing for sale, lease or other disposition of, any Collateral, including reasonable attorney’s fees and legal expenses pertaining thereto;

(b)   amounts due to the Lenders and the Issuing Bank pursuant to Sections 4.6(a), 4.6(b), 4.6(c), and 13.5;

(c)   amounts due to the Agent pursuant to Section 4.6(d);

(d)   payments of interest on Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

(e)   (i) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations and (ii) Obligations consisting of liabilities under any Swap Agreement with any of the Lenders or their affiliates, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America) or affiliates of Lenders (in connection with Swap Agreements);

(f)      amounts due to the Issuing Bank, the Agent, the Lenders and others pursuant to Sections 3.2(h), 9.15 and 13.9;

(g)   payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the recipients; and

(h)   any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

ARTICLE XII

The Agent

12.1.   Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 12.5 and the first sentence of Section 12.6 hereof shall include its affiliates and its own and its affiliates’ officers, directors, employees, and agents):

(a)   shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents and shall not be a trustee or fiduciary for any Lender;

(b)   shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

(c)   shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates; and

(d)   shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The term “Agent” as used in the Loan Documents shall not connote any fiduciary or other implied obligation under applicable law, and is used solely as a matter of market custom to connote an administrative relationship between independent contracting parties.

12.2.   Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone, telefacsimile, Internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 13.1 hereof. As to any action not expressly mandated by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under this Agreement), and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

12.3.   Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default”. In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 12.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

12.4.   Rights as Lender. With respect to its Revolving Credit Commitment and the Loans made by it and Letters of Credit issued by it, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

12.5.   Indemnification. The Lenders agree to indemnify the Agent and each of its affiliates, and their respective officers, employees and agents (each, an “Agent Indemnitee”) (to the extent not reimbursed under Section 13.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys’ fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Agent Indemnitees (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by any Agent Indemnitee under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified; provided further, however, that no action or omission taken or occurring at the direction of the Required Lenders shall constitute either gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 13.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 12.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

12.6.   Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

12.7.   Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 12.7. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

12.8.   Collateral and Guaranty Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion,

(a)   to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Total Revolving Credit Commitment and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 13.6, if approved, authorized or ratified in writing by the Required Lenders;

(b)   to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 10.3(f) and (g); and

(c)   to release any Guarantor from its obligations under any Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranties pursuant to this Section 12.8.

ARTICLE XIII

Miscellaneous

13.1.   Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Revolving Note, and its Revolving Credit Commitment); provided, however, that

(i)   each such assignment shall be to an Eligible Assignee;

(ii)   except in the case of an assignment to another Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

(iii)   each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and its Revolving Note (except that any assignment by Bank of America shall not include its rights, benefits or duties as the Issuing Bank or as the provider of Swing Line Loans);

(iv)   any assignment of a Revolving Credit Commitment must be approved by the Agent, the Issuing Bank, and Bank of America, in its capacity as Swing Line lender, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(v)   the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Revolving Note subject to such assignment and a processing fee of $3,500, provided that no such processing fee will be due in the case of an assignment to an affiliate of such Lender.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Revolving Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 6.6.

(b)   The Agent shall maintain at its address referred to in Section 13.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Revolving Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)   Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Revolving Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

(d)   Each Lender may sell participations to one or more Persons (each, a “Participant”) in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Loans); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article VI and the right of set-off contained in Section 13.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Revolving Loans and its Revolving Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Revolving Loans or Revolving Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Revolving Loans or Revolving Note, or extending its Revolving Credit Commitment or releasing all or substantially all of the Guarantors from the Facility Guaranties or all or substantially all of the Collateral in any transaction or series of related transactions).

(e)      Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Revolving Loans and its Revolving Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

(f)   Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

(g)   Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Agent, the Lenders, or any of them. The Borrower may not assign or otherwise transfer to any other Person any right, power, benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

13.2.   Notices; Generally; Electronic Communications.

(a)   Notices Generally. Any notice shall be conclusively deemed to have been received by any party hereto and be effective, other than as provided in subsection (b) with regard to electronic communications, (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

(A)	if to the Borrower or to the Parent:

Covenant Asset Management, Inc.
400 Birmingham Highway
Chattanooga, Tennessee 37419
Attn: Joey B. Hogan
Telephone:   (423) 821-1212
Telefacsimile: (423) 821-5442
Electronic Mail: hogjoe@covenanttransport.com

(B)	if to the Agent:

Bank of America, N.A., as Agent
Agency Management
Mailcode: IL1-231-08-30
231 S. LaSalle Street
Chicago, Illinois 60697
Attention: Laura B. Schmuck
Telephone:   (312) 828-3935
                                    Telefacsimile:  (877) 206-8427
Electronic Mail: laura.b.schmuck@bankofamerica.com

with a copy to:

Bank of America, N.A.
Mailcode: MA5-100-09-07
100 Federal Street
Boston, Massachusetts 02110
Attention: Robert L. Wallace, Jr.
Telephone:  (617) 434-8174
Telefacsimile: (617) 434-1955
                                    Electronic Mail: robert.l.wallace@bankofamerica.com

(C)	if to the Issuing Bank:
Bank of America, N.A.
Trade Finance
Mailcode: CA9-703-19-23
333 S. Beaudry Avenue
Los Angeles, California 90017-1466
Attention: Tai Anh Lu
Telephone: (213) 345-0145
Telefacsimile:  (213) 345-6710
Electronic Mail: tai_anh.lu@bankofamerica.com

(D)	if to the Lenders:

At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

(E)	if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

(b)   Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank if such Lender or the Issuing Bank, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

13.3.   Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Parent or the Borrower (other than any such deposits being held in trust for the benefit of any non-Credit Party third parties) against any and all of the obligations of the Parent or the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 13.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

(b)   If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Revolving Loans owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Revolving Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender or is repaid in whole or in part by such benefited Lender in good faith settlement of a pending or threatened avoidance claim, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery or settlement payment, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 13.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

13.4.   Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Revolving Credit Commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein.

13.5.   Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (with limitations as agreed by the Agent) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys’ fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

13.6.   Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)   waive any condition set forth in Section 7.1 without the written consent of each Lender;

(b)   extend or increase the Revolving Credit Commitment or Letter of Credit Commitment of any Lender (or reinstate any Revolving Credit Commitment or Letter of Credit Commitment terminated pursuant to Section 11.1) (other than increases in Revolving Credit Commitments effective pursuant to Section 2.1(f)) without the written consent of such Lender;

(c)   postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)   reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or fees on Letters of Credit at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit or to reduce any fee payable hereunder;

(e)   change Section 11.5 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)   change any provision of this Section or the definition of “Required Lenders” or the percentage of the Total Revolving Credit Commitment or the unpaid principal amount of the Notes, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g)   release all or substantially all of the Guarantors from the Facility Guaranties or all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit issued or to be issued by it or any Application and Agreement for Letter of Credit; (ii) no amendment, waiver or consent shall, unless in writing and signed by Bank of America as provider of Swing Line Loans in addition to the Lenders required above, affect the rights or duties of Bank of America as provider of Swing Line Loans under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender.

No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender’s or the Agent’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

13.7.   Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart. Signatures on communications and other documents may be transmitted by facsimile only with the consent of the Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by the Agent shall, subject to applicable law, have the same force and effect as manual signatures and shall be binding on all parties. The Agent may also require that any such signature be confirmed by a manually-signed hard copy thereof. Each party hereto hereby adopts as an original executed signature page each signature page hereafter furnished by such party to the Agent (or an agent of the Agent) bearing (with the consent of the Agent) a facsimile signature by or on behalf of such party. Nothing contained in this Section shall limit the provisions of Section 12.2.

13.8.   Termination. This Agreement shall terminate on the Facility Termination Date, except that (x) those provisions which by the express terms thereof continue in effect notwithstanding the Facility Termination Date, and (y) obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, shall continue in effect. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Agent, the Issuing Bank or any Lender (including the Swing Line Lender) is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason or elects to repay any such amount in good faith settlement of a pending or threatened avoidance claim, (i) this Agreement (including the provisions pertaining to Participations in Letters of Credit, Reimbursement Obligations, and Swing Line Loans) shall continue in full force (or be reinstated, as the case may be) and the Borrower shall be liable to, and shall indemnify and hold the Agent, the Issuing Bank or such Lender harmless for, the amount of such payment surrendered until the Agent, the Issuing Bank or such Lender shall have been finally and irrevocably paid in full, and (ii) in the event any portion of any amount so required to be surrendered by the Agent or the Issuing Bank or the Swing Line Lender shall have been distributed to the Lenders, the Lenders shall promptly repay such amounts to the Agent or the Issuing Bank or the Swing Line Lender on demand therefor. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent, the Issuing Bank or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent’s, the Issuing Bank’s or the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

13.9.   Indemnification; Limitation of Liability. (a) Each of the Borrower and the Parent agrees to indemnify and hold harmless the Agent, the Collateral Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, the Parent or either of their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each of the Borrower and the Parent agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party’s gross negligence or willful misconduct. Each of the Borrower and the Parent agrees not to assert any claim against the Agent, the Collateral Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans. No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(b)       The agreements and obligations of the Borrower and the Parent contained in this Section 13.9 shall continue in effect notwithstanding the Facility Termination Date.

13.10.    Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

13.11.   Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

13.12.   Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

13.13.   Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

13.14.   Treatment of Certain Information; Confidentiality. Each of the Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its affiliates and to its and its affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender, the Issuing Bank or any of their respective affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Parent, the Borrower or any Subsidiary relating to the Parent, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Parent, the Borrower or any Subsidiary, provided that, in the case of information received from the Parent, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

13.15.   Governing Law; Waiver of Jury Trial.

(a)   THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b)   THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HAMILTON, STATE OF TENNESSEE, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)   THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 13.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF TENNESSEE.

(d)   NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

(e)   IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f)   THE BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

13.16   USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Act.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

COVENANT ASSET MANAGEMENT, INC. a Nevada corporation

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Vice President

COVENANT TRANSPORT, INC. a Nevada corporation

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

CREDIT AGREEMENT
Signature Page

BANK OF AMERICA, N.A.

By:	/s/ Robert L. Wallace
Name:	Robert L. Wallace
Title:	Managing Director

Lending Office for Base Rate Loans:
Bank of America, N.A.
101 North Tryon Street, 15th Floor
NC1 001 15 04
Charlotte, North Carolina 28255
Attention: Agency Services
Telephone: (704) 387-1184
Telefacsimile: (704) 409-0024

Wire Transfer Instructions:
Bank of America, N.A.
ABA# 053000196
Account No.: 136 621 225 0600
Reference: Covenant Transport
Attention: Agency Services

Lending Office for Eurodollar Rate Loans:
Bank of America, N.A.
101 North Tryon Street, 15th Floor
NC1 001 15 04
Charlotte, North Carolina 28255
Attention: Agency Services
Telephone: (704) 387-1184
Telefacsimile: (704) 409-0024

Wire Transfer Instructions:
Bank of America, N.A.
ABA# 053000196
Account No.: 136 621 225 0600
Reference: Covenant Transport
Attention: Agency Services

CREDIT AGREEMENT
Signature Page

BANK OF AMERICA, N.A., as Agent for the Lenders

By:	/s/ Laura B. Schmuck
Name:	Laura B. Schmuck
Title:	Agency Officer Assistant Vice President

CREDIT AGREEMENT
Signature Page

BRANCH BANKING AND TRUST COMPANY

By:	/s/ L. Allen Rathbone, SVP
Name:	L. Allen Rathbone
Title:	Senior Vice President

Lending Office for Base Rate Loans:
900 S. Gay Street, 24th Floor
Knoxville, Tennessee 37902
Attention: Allen Rathbone
Telephone: 865-766-8641
Telefacsimile: 865-766-8717

Wire Transfer Instructions:
Branch Banking and Trust Company
ABA#: 064 208 165
Account No.: 9630159684
Reference: Covenant Transport
Attention: Leslie Hahn

Lending Office for Eurodollar Rate Loans:
900 S. Gay Street, 24th Floor
Knoxville, Tennessee 37902
Attention: Allen Rathbone
Telephone: 865-766-8641
Telefacsimile: 865-766-8717

Wire Transfer Instructions:
Branch Banking and Trust Company
ABA#: 064 208 165
Account No.: 9630159684
Reference: Covenant Transport
Attention: Leslie Hahn

CREDIT AGREEMENT
Signature Page

NATIONAL CITY BANK OF KENTUCKY

By:	/s/ Kevin L. Anderson
Name:	Kevin L. Anderson
Title:	Senior Vice President

Lending Office for Base Rate Loans:
101 South Fifth Street, 37th Floor
Louisville, Kentucky 40202
Attention: Kevin Anderson
Telephone: 502-581-7874
Telefacsimile: 502-581-4424

Wire Transfer Instructions:
National City Bank of Kentucky
Louisville, Kentucky
ABA#: 083000056
Account No.: 151804
Reference: Covenant Transport
Attention: Kevin Anderson

Lending Office for Eurodollar Rate Loans:
101 South Fifth Street, 37th Floor
Louisville, Kentucky 40202
Attention: Kevin Anderson
Telephone: 502-581-7874
Telefacsimile: 502-581-4424

Wire Transfer Instructions:
National City Bank of Kentucky
Louisville, Kentucky
ABA#: 083000056
Account No.: 151804
Reference: Covenant Transport
Attention: Kevin Anderson

CREDIT AGREEMENT
Signature Page

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Robert T. Lusk
Name:	Robert T. Lusk
Title:	Vice President

Lending Office for Base Rate Loans:
701 Market Street
Chattanooga, Tennessee 37402
Attention: Robert T. Lusk
Telephone: 423-757-4107
Telefacsimile: 423-757-4028

Wire Transfer Instructions:
First Tennessee Bank National Association
ABA#: 084000026
Account No.: 114174-1088
Reference: Covenant Transport
Attention: Robert Lusk

Lending Office for Eurodollar Rate Loans:
701 Market Street
Chattanooga, Tennessee 37402
Attention: Robert T. Lusk
Telephone: 423-757-4107
Telefacsimile: 423-757-4028

Wire Transfer Instructions:
First Tennessee Bank National Association
ABA#: 084000026
Account No.: 114174-1088
Reference: Covenant Transport
Attention: Robert Lusk

CREDIT AGREEMENT
Signature Page

BNP PARIBAS

By:	/s/ Jeff Tebeaux
Name:	Jeff Tebeaux
Title:	Vice President

By:	/s/ Lloyd G. Cox
Name:	Lloyd G. Cox
Title:	Managing Director

Lending Office for Base Rate Loans:
919 3rd Avenue
New York, New York 10022
Attention: Gabriel Candamo
Telephone: 212-471-6626
Telefacsimile: 212-841-2683

Wire Transfer Instructions:
BNP Paribas New York
New York, New York
ABA#: 026007689
Account No.: 52131543461
Reference: Covenant Transport
Attention: Gabriel Candamo

Lending Office for Eurodollar Rate Loans:
919 3rd Avenue
New York, New York 10022
Attention: Gabriel Candamo
Telephone: 212-471-6626
Telefacsimile: 212-841-2683

Wire Transfer Instructions:
BNP Paribas New York
New York, New York
ABA#: 026007689
Account No.: 52131543461
Reference: Covenant Transport
Attention: Gabriel Candamo

CREDIT AGREEMENT
Signature Page

AMSOUTH BANK

By:	/s/ W. Walter Robinson
Name:	W. Walter Robinson
Title:	Vice President

Lending Office for Base Rate Loans:
250 Riverchase Parkway, BH3641
Hoover, Alabama 35244
Attention: Valencia Jackson
Telephone: 205-560-5261
Telefacsimile: 205-560-6858

Wire Transfer Instructions:
AmSouth Bank
Birmingham, Alabama
ABA#: 062000019
Account No.: 001102450400362
Reference: Covenant Transport
Attention: Valencia Jackson

Lending Office for Eurodollar Rate Loans:
250 Riverchase Parkway, BH3641
Hoover, Alabama 35244
Attention: Valencia Jackson
Telephone: 205-560-5261
Telefacsimile: 205-560-6858

Wire Transfer Instructions:
AmSouth Bank
Birmingham, Alabama
ABA#: 062000019
Account No.: 001102450400362
Reference: Covenant Transport
Attention: Valencia Jackson

CREDIT AGREEMENT
Signature Page

SUNTRUST BANK

By:	/s/ William H. Crawford
Name:	William H. Crawford
Title:	Director SunTrust Bank

Lending Office for Base Rate Loans:
303 Peachtree Street, 10th Floor
Atlanta, Georgia 30308
Attention: Bonnie Langley
Telephone: 404-658-4624
Telefacsimile: 404-230-1940

Wire Transfer Instructions:
SunTrust Bank
Atlanta, Georgia
ABA# 061-000-104
Account No.: 9088000112
Reference: Covenant Transport
Attention: Corporate Banking Operations

Lending Office for Eurodollar Rate Loans:
303 Peachtree Street, 10th Floor
Atlanta, Georgia 30308
Attention: Bonnie Langley
Telephone: 404-658-4624
Telefacsimile: 404-230-1940

Wire Transfer Instructions:
SunTrust Bank
Atlanta, Georgia
ABA# 061-000-104
Account No.: 9088000112
Reference: Covenant Transport
Attention: Corporate Banking Operations

CREDIT AGREEMENT
Signature Page